Exhibit 4.4

AETERNA ZENTARIS INC. (the "Corporation") AMENDED AND RESTATED BY-LAW ONE MEETINGS OF SHAREHOLDERS AND DIRECTORS,COMMITTEES AND OTHER MATIERS ARTICLE I. MEETINGS OF SHAREHOLDERS. 1.1 Place. Time and Notice. Meetings of shareholders of the Corporation shall be held at the registered office of the Corporation or at such other place and at such time as the board of directors of the Corporation (the "Board" or the "Board of Directors"), the Chief Executive Officer or the President may determine, from time to time. 1.2. Electronic Meetings. If the directors of the Corporation call a meeting of shareholders pursuant to the laws governing the Corporation, those directors may determine that the meeting shall be held in accordance with the regulations, if any, governing the Corporation entirely by means of telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. 1.3. Chairman. Subject to the provisions of any resolution of the Board of Directors, the Chairman of the Board or, in his absence or inability or refusal or failure to act, a Vice or Deputy Chairman of the Board or, in his absence or inability or refusal or failure to act, the President or, in his absence or inability or refusal or failure to act, the Vice-President or, if there be more than one Vice President, that one of them who may have been designated for the purpose by the Board of Directors, shall preside at all meetings of shareholders. All of the foregoing officers may attend such meetings but no Vice-President shall act as chairman if the Board of Directors shall have determined that he shall not so act. If all of the foregoing officers be absent or unable or refuse or fail to act, the persons present may choose a chairman. The chairman of any meeting of shareholders shall conduct the procedure thereat in all respects and his decision on all matters, including, but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any proxy, shall be conclusive and binding upon the shareholders. A declaration by the chairman at any meeting that a resolution has been carried or carried unanimously or carried by any particular majority or lost or not carried by a particular majority sh ll be conclusive evidence of such fact. The chairman of any meeting of shareholders may, in his discretion, order a ballot. Moreover, any shareholder or its representative, where the shareholder is a body corporate or an association, or his proxyholder,either before or after any vote by show of hands, may require a ballot on any question at any time before the termination of the meeting. A demand for a ballot may be withdrawn. If at any meeting a ballot is to be taken, it shall be taken in such manner and either at once or after adjournment as the chairman directs. The result of a ballot shall be deemed to be a resolution of the meeting at which the ballot was taken whether or not a vote on a show of hands had previously been taken on the same question. The chairman of any meeting of shareholders may appoint up to two (2) persons, who may but need not be directors, officers, employees or shareholders of the Corporation, to act as scrutineers at such meeting. 1.4. Quorum. The holder or holders of not less than ten (10) per cent of the outstanding shares of the Corporation carrying voting rights at the meeting, presentin person or represented by proxy or by an authorized representative, shall constitute a quorum. DOCSMTL:5050091\2 1

The quorum at any reconvened meeting of shareholders so adjourned is fixed at one (1) shareholder present or represented in accordance with this By-law. The reconvened meeting may then proceed to examine and dispose of the business for which it was called. 1.5 Voting Rights. At all meetings of shareholders, every shareholder entitled to vote thereat, whether present in person or by proxyholder,or, in the case of a body corporate or association by a duly authorized representative, shall be entitled to one (1) vote for each voting share; if, however, in virtue of the law or the articles of the Corporation (the "Articles") another scale of voting rights is fixed with respect to a particular matter or to another class of shares, such scale of voting shall be adopted. 1.6 Particulars of Proxies. The directors may also permit particulars of proxies for use at or in connection with any such meeting which have been deposited with the Corporation or its agent at a place other than the place of such meeting to be cabled, telecopied or telegrammed to the secretary of the Corporation prior to such meeting. In such event, such proxies, if otherwise in order, shall be valid and any votes cast in accordance therewith shall be counted. 1.7 Nominations of Directors. Subject only to the Canada Business Corporations Act (the Act) and the Articles, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the specialmeeting was called was the election of directors: a. by or at the direction of the Board, including pursuant to a notice of meeting; b. by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act, or a requisition of the shareholders made in accordance with the provisions of the Act; or c. by any person (a "Nominating Shareholder"): (A) who, at the close of business on the date of the giving of the notice provided for below in this Section 1.7 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) who complies with the notice procedures set forth below in this Section 1.7. In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation at the principal executive offices of the Corporation. To be timely, a Nominating Shareholder's notice to the Secretary of the Corporation must be made: a. in the case of an annualmeeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement (the "Notice Date") of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and b. in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the specialmeeting of shareholders was made. DOCSMTL:5050091\2 2

c. In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder's notice as described above. To be in proper written form, a Nominating Shareholder's notice to the Secretary of the Corporation must set forth: a. as to each person whom the Nominating Shareholder proposes to nominate for election as a director: (A) the name,age, business address and residential address of the person; (B) the principal occupation or employment of the person; (C) the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and (D) any other information relating to the person that would be required to be disclosed in a dissident's proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below); and b. as to the Nominating Shareholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Corporation and any other information relating to such Nominating Shareholder that would be required to be made in a dissident's proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below). The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such proposed nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 1.7; provided, however, that nothing in this Section 1.7 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The Chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded. For purposes of this Section 1.7: a. "public announcement" shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com; and b. "Applicable Securities Laws" means the applicable securities legislation of each relevant province of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province of Canada. Notwithstanding any other provision of this Section 1.7, notice given to the Secretary of the Corporation pursuant to this Section 1.7 may only be given by personal delivery, facsimile transmission or by email (to the Secretary of the Corporation), and shall be deemed to have been given and made only at the time it is served by personal delivery, email or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Secretary at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic DOCSMTL:5050091\2 3 communication is made on a day which is a not a business day or later than 5:00 p.m. (Quebec time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day. Notwithstanding the foregoing, the Board may. in its sole discretion, waive any requirement in this Section 1.7. ARTICLE 2. MEETINGS OF DIRECTORS. 2.1. Place. Time and Notice. Immediately after the annual meeting of shareholders in each year, a meeting of such of the newly elected directors as are then present may be held, provided that they shall constitute a quorum, without notice, for the appointment of officers of the Corporation and the transaction of such other business as may come before the meeting. Subject to the provisions of any resolution of the Board of Directors, meetings of the Board of Directors may be called at any time by the Chairman of the Board or a Vice or Deputy Chairman of the Board or the President or any Vice-President who is a director or any two directors and notice of the time and place for holding any meeting of the Board of Directors shall be given at least twelve (12) hours prior to the time fixed for the meeting. Any meeting so called may be held at the registered office of the Corporation or any other place which shall have been fixed by the Board of Directors. The Board of Directors may also from time to time provide for the holding of regular meetings of the Board of Directors at such place, within or outside of Canada, with or without notice, as may be determined by resolution. 2.2. Chairman. Subject to the provisions of any resolution of the Board of Directors, the Chairman of the Board or, in his absence or inability or refusal or failure to act, any Vice or Deputy Chairman of the Board or, in his absence or Inability or refusal or failure to act, the President or, in his absence or inability or refusal or failure to act, the Vice-President or, if there be more than one Vice President, that one of them who may have been designated for the purpose by the Board of Directors, shall preside at all meetings of the Board of Directors; provided that neither the President nor any Vice President shall so act unless he is a director. If all of the foregoing officers be absent or unable or refuse or fail to act, the directors present may choose a chairman from among their number. The chairman at any meeting of directors may vote as a director. 2.3. Qyorum. Except where the Corporation has only one director, the Board of Directors may, from time to time, fix by resolution the quorum for meetings of the Board of Directors but until otherwise fixed a majority of directors in offiCe, from time to time, shall constitute a quorum. ARTICLE 3. COMMITTEES 3.1 Election. The Board of Directors may, from time to time, appoint from their number committees of directors, however designated, containing such proportion of Canadian residents as may be required by law. 3.2 Chairman. Quorum and Procedure. Any committee of directors shall have the power to appoint a chairman and a vice or deputy chairman, to fix its quorum, which quorum shall consist of not less than a majority of its members, and to determine its procedure. 3.3 Secretary. The secretary of the Corporation shall act as secretary of each committee of directors unless some other secretary be appointed by the committee. 3.4 Powers. The Board of Directors may delegate to any such committee of directors any of the powers of the board except those which by law a committee of directors has no authority to exercise. DOCSMTL:5050091\2 4

3.5. Proceedings ooen to the Board. All proceedings of committees of directors shall be open to the examination of the Board of Directors of the Corporation and shall be reported to the board of directors if and when the Board of Directors so directs. 3.6. Meetings. Meetings of committees of directors may be held at the registered office of the Corporation or at such other place within or outside of Canada as a committee may from time to time determine. Meetings of a committee may be called by or by the order of the president, the chairman of the committee, the vice-chairman or any two (2) members thereof. 3.7. Remuneration. The members of a committee of directors shall be entitled to receive such remuneration for their services as members of the committee as the directors may from time to time determine. 3.8. Removal and Replacement. The directors may from time to time remove any member of a committee of directors from office. The directors may also from time to time fill any vacancy which may occur in the membership of a committee. ARTICLE4. OTHER MATTERS 4.1. Indemnification. The Corporation shall, to the full extent provided by law, indemnity a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of association with the corporation or other entity. that Enacted on March 21, 2013. Witness the signatures of the President and the Secretary of the Corporation President Secretary OOCSMTL: 5050091\2 5

AETERNA ZENTARIS INC. (the "Corporation") BY-LAW 2013-1: ADVANCE NOTICE BY-LAW By-law One of the Corporation is hereby amended by adding the following thereto as Section 1.7 to form part thereof. 1.7 Nominations of Directors. Subject only to the Canada Business Corporations Act (the Act) and the articles of the Corporation (the "Articles"), only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the board of directors of the Corporation (the "Board") may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the specialmeeting was called was the election of directors: a. by or at the direction of the Board, including pursuant to a notice of meeting; b. by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act, or a requisition of the shareholders made in accordance with the provisions of the Act; or c. by any person (a "Nominating Shareholder"): (A) who, at the close of business on the date of the giving of the notice provided for below in this Section 1.7 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (8) who complies with the notice procedures set forth below in this Section 1.7. In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation at the principal executive offices of the Corporation. To be timely, a Nominating Shareholder's notice to the Secretary of the Corporation must be made: a. in the case of an annualmeeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement (the "Notice Date") of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and b. in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the specialmeeting of shareholders was made. c. In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder's notice as described above. To be in proper written form, a Nominating Shareholder's notice to the Secretary of the Corporation must set forth: a. as to each person whom the Nominating Shareholder proposes to nominate for election as a director: (A) the name, age, business address and residential address of the person; DOCSMTL:4969344\4 1

(B) the principal occupation or employment of the person; (C) the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;and (D) any other information relating to the person that would be required to be disclosed in a dissident's proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below); and b. as to the Nominating Shareholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Corporation and any other information relating to such Nominating Shareholder that would be required to be made in a dissident's proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below). The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such proposed nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 1.7; provided, however, that nothing in this Section 1.7 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The Chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded. For purposes of this Section 1.7: a.public announcementshall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com; and b. UApplicable Securitles Laws" means the applicable securities legislation of each relevant province of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province of Canada. Notwithstanding any other provision of this Section 1.7. notice given to the Secretary of the Corporation pursuant to this Section 1.7 may only be given by personal delivery, facsimile transmission or by email (to the Secretary of the Corporation), and shall be deemed to have been given and made only at the time it is served by personal delivery, email or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Secretary at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00p.m. (Quebec time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day. Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in this Section 1.7. DOCSMTL: 4969344\4 2

Enacted on March 21, 2013. Witness the signatures of the President and the Secretary of the Corporation Secretary DOCSMTL:4969344\4 3

AMENDED AND RESTATED ON MARCH 21, 2013 JETERNA ZENTARIS INC. (the "Corporation") BY LAWONE MEETINGS OF SHAREHOLDERS AND DIRECTORS, COMMITTEES AND OTHER MATTERS ARTICLE I. MEETINGS OF SHAREHOLDERS. 1.1 Place, Time and Notice. Meetings of shareholders of the Corporation shall be held at the registered office of the Corporation or at such other place and at such time as the Board of Directors, the Chief Executive Officer or the President may determine, from time to time. 1.2. Electronic Meetings. If the directors of the Corporation call a meeting of shareholders pursuant to the laws governing the Corporation, those directors may determine that the meeting shall be held in accordance with the regulations, if any, governing the Corporation entirely by means of telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. 1.3. Chairman. Subject to the provisions of any resolution of the Board of Directors, the Chairman of the Board or, in his absence or inability or refusal or failure to act, a Vice or Deputy Chairman of the Board or, in his absence or inability or refusal or failure to act, the President or, in his absence or inability or refusal or failure to act, the Vice-President or, if there be more than one Vice-President, that one of them who may have been designated for the purpose by the Board of Directors, shall preside at all meetings of shareholders. All of the foregoing officers may attend such meetings but no Vice-President shall act as chairman if the Board of Directors shall have determined that he shall not so act. If all of the foregoing officers be absent or unable or refuse or fail to act, the persons present may choose a chairman. The chairman of any meeting of shareholders shall conduct the procedure thereat in all respects and his decision on all matters, including, but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any proxy, shall be conclusive and binding upon the shareholders. A declaration by the chairman at any meeting that a resolution has been carried or carried unanimously or carried by any particular majority or lost or not carried by a particular majority shall be conclusive evidence of such fact. The chairman of any meeting of shareholders may, in his discretion, order a ballot. Moreover, any shareholder or its representative, where the shareholder is a body corporate or an association, or his proxyholder, either before or after any vote by show of hands, may OOCSMTL: 4170371\4 require a ballot on any question at any time before the termination of the meeting. A demand for a ballot may be withdrawn. 0 If at any meeting a ballot is to be taken, it shall be taken in such manner and either at once or after adjournment as the chairman directs. The result of a ballot shall be deemed to be a resolution of the meeting at which the ballot was taken whether or not a vote on a show of hands had previously been taken on the same question. The chairman of any meeting of shareholders may appoint up to two (2) persons, who may but need not be directors, officers, employees or shareholders of the Corporation, to act as scrutineers at such meeting. 1.4. Quorum.The holder or holders of not less than ten (10) per cent of the outstanding shares of the Corporation carrying voting rights at the meeting, present in person or represented by proxy or by an authorized representative, shall constitute a quorum. The quorum at any reconvened meeting of shareholders so adjourned is fixed at one (1) shareholder present or represented in accordance with this By-Law. The reconvened meeting may then proceed to examine and dispose of the business for which it was called. 1.5 Voting Rights. At all meetings of shareholders, every shareholder entitled to vote thereat, whether present in person or by proxyholder, or, in the case of a body corporate or association by a duly authorized representative, shall be entitled to one (1) vote for each voting share; if, however, in virtue of the law or the articles of the Corporation another scale of voting rights is fixed with respect to a particular matter or to another class of shares, such scale of voting shall be adopted. 0 1.6 Particulars of Proxies. The directors may also permit particulars of proxies for use at or in connection with any such meeting which have been deposited with the Corporation or its agent at a place other than the place of such meeting to be cabled, telecopied or telegrammed to the secretary of the Corporation prior to such meeting. In such event, such proxies, if otherwise in order, shall be valid and any votes cast in accordance therewith shall be counted. ARTICLE 2. M EETINGS OF DIRECTORS. 2.1. Place, Time and Notice. Immediately after the annual meeting of shareholders in each year, a meeting of such of the newly elected directors as are then present may be held, provided that they shall constitute a quorum, without notice, for the appointment of officers of the Corporation and the transaction of such other business as may come before the meeting. Subject to the provisions of any resolution of the Board of Directors, meetings of the Board of Directors may be called at any time by the Chairman of the Board or a Vice or Deputy Chairman of the Board or the President or any Vice-President who is a director or any two directors and notice of the time and place for holding any meeting of the Board of Directors shall be given at least twelve (12) hours prior to the time fixed for the meeting. Any meeting so 0 DOCSMTL; 4170371\4 called may be held at the registered office of the Corporation or any other place which shall have been fixed by the Board of Directors. 0 The Board of Directors may also from time to time provide for the holding of regular meetings of the Board of Directors at such place, within or outside of Canada, with or without notice, as may be determined by resolution. 2.2. Chairman. Subject to the provisions of any resolution of the Board of Directors, the Chairman of the Board or, in his absence or inability or refusal or failure to act, any Vice or Deputy Chairman of the Board or, in his absence or inability or refusal or failure to act, the President or, in his absence or inability or refusal or failure to act, the Vice-President or, if there be more than one Vice-President, that one of them who may have been designated for the purpose by the Board of Directors, shall preside at all meetings of the Board of Directors; provided that neither the President nor any Vice-President shall so act unless he is a director. If all of the foregoing officers be absent or unable or refuse or fail to act, the directors present may choose a chairman from among their number. The chairman at any meeting of directors may vote as a director. 2.3. Quorum. Except where the Corporation has only one director, the Board of Directors may, from time to time, fix by resolution the quorum for meetings of the Board of Directors but until otherwise fixed a majority of directors in office, from time to time, shall constitute a quorum. 0 ARTICLE 3. COMMITTEES 3.1 Election. The Board of Directors may, from time to time, appoint from their number committees of directors, however designated, containing such proportion of Canadian residents as may be required by law. 3.2 Chairman. Quorum and Procedure. Any committee of directors shall have the power to appoint a chairman and a vice or deputy chairman, to fix its quorum, which quorum shall consist of not less than a majority of its members, and to determine its procedure. 3.3 Secretary.The secretary of the Corporation shall act as secretary of each committee of directors unless some other secretary be appointed by the committee. 3.4 Powers. The Board of Directors may delegate to any such committee of directors any of the powers of the board except those which by law a committee of directors has no authority to exercise. 3.5. Proceedings open to the Board. All proceedings of committees of directors shall be open to the examination of the Board of Directors of the Corporation and shall be reported to the board of directors if and when the Board of Directors so directs. 0 DOCSMTL: 4170371\4

3.6. Meetings. Meetings of committees of directors may be held at the registered 0 office of the Corporation or at such other place within or outside of Canada as a committee may from time to time determine. Meetings of a committee may be called by or by the order of the presidentt the chairman of the committeet the vice-chainnan or any two (2) members thereof. 3.7. Remuneration. The members of a committee of directors shall be entitled to receive such remuneration for their services as members of the committee as the directors may from time to time determine. 3.8. Removal and Replacement. The directors may from time to time remove any member of a committee of directors from office. The directors may also from time to time fill any vacancy which may occur in the membership of a committee. ARTICLE4. OTH ER MATTERS 4.1. Indemnification. The Corporation shall, to the full extent provided by law, indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation's request as a director or officert or an individual acting in a similar capacity, of another entity, against all costst charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. 0 0 OOCSMTL: 4170371\4

JETERNA ZENTARIS INC. (the "Corporation") BY-LAW 2011-1 I. The Corporation's existing Code of General By-Laws, adopted on November 29, 1995, is hereby repealed in its entirety without in any way derogating from or affecting any or all acts and things done or carried out under or pursuant to the authority conferred by said by-laws prior to their repeal. 2. The repeal of any by-law shall not be deemed to revive any by-laws or parts thereof repealed thereby. Enacted this 22nd day of March 2011. Witness the signatures of the President and the Secretary of the Corporation. Secretary DOCSMTL: 4253576\2

I PEPE.lUID 0l1l\..l0-I 22, 2011. OOGE LES LABORATOIRES JETERNA INC. CODEDEREGLEMENISGENERAUX etabli confonnement aux dispositions de Ia Loi canadienne sur /es sociitis par actions Adopte le 29 novembre 1995

... TABLE DES MATrERES .' .............................................................. DEFINITIONS BUREAUX ET SCEAU DE LA SOcrETE 1. 2. Bureaux . .. ............. . ... . ...... . ... . ... . ................. . ..... . Sceau . .... ...... .... . ....... .. . . .......... ....... . .. .. ......... . .. . ACTIONNAm.ES 3. 4. 5. 6. 7. 8. 9. 10. 11. 12. 13. 14. IS. Assembh!es annuelles Assemblees extraordinaires ............................................ . Lieu des assemblees ... . ............................................. . Avis de convocation ....................................... . ... . ..... . President d'assemblec .... ..... . ...... . ....... . ...... . .......... . ..... . Quorum . ....... . ... . ..... ... ...... . ... . . .... . . . ... .. .... . .. ... . . .. . Representation aux assemblees ..•.... . .. . .... . .................... . ..... Vote . ...... ..... ..... . ............ ........... . ........... . ........ . Procedure aux assemblees •....................... ...................... Scrutateurs . ... ....... . ................... . ....................... . . . Cessionnaires subsequents d'actions ... ........................ . ......... . Adresses des actionnaires .... . . .. ... ........ . . ... ..... .. . ......... ..... Resolutions signees .................................................. . 2 2 2 2 3 3 4 5 6 6 6 6 6 CONSEU. D'ADMINISIRATION 16. 17. 18. 19. 20. 21. 22. 23. 24. 25. 26. 27. 28. 29. 30. 31. 32. 33. 34. Nombre .. .. • .. . . . . . . . . .. . . . . . .. . ... . . . . . . . .. . . . .. . .. . .. . . . . . . . . . . . . Election et duree du mandat . . . . . . . .. . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . Vacance . . . ... .. . ....• .... . . . . . . .. . . . . . . . . . . . .. . . . . .. . . . . . . . . . . . . . . . Remplacement . . . ... . . . . .. . .. . . .. . . . . . .. . . . ... . . . . . . . . . . . . . . . . . . . . . . . Qualites requises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . Reunions et avis .. .. ... . . ...... ...... .. .. . . . .... . . . ... . . . .. . . . . . . . . . . Participation par moyens techniques .. . ... ... . . . . .• . . . . .. . . . .. . . . . . . . . . . . . Quorum .• • .. . . . . .. . . . . . . . . . . . . . . . . • . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . Demission .... ........ • ... .. .. .... . . . ... .. . . ... . . . .. .. . . . . .. . . . . . . . . Revocation . . . . . . . . . . . . . . . . . ... . . . . .. . ... . . . . ... . . . ... . . . . . . . . .. . . . . . Remuneration . .. . . .. . . . . . . . . . . . . . . . .. . . . . . . . . . .. . . . .. . . . . . .. . .. . . . . . Resolutions signees ......... . .. .. .. . ..... . .. . . ..... . .. . .. . . . ....... . . . Pouvoirs des administrateurs. . . . . . . .. ... . . .. . . . ... . . . . ... . . .. .. . .. . . . . . Irregularite .... .. . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . ... . . . . . .. . . . .. . . .. . . . Pouvoir d'attribuer des actions et de consentir des options ·.. . .• . ... .. . ... ... . . Pouvoir de declarer des dividendes • . . . . . . • . . . .. . . . . ... . . . ... . . . . .... .. . . . Utilisation de biens ou d'infonnation . . . . ... . . . .. . . . . .. . . . . . .. . . . .• . . .. . . . Conflits d'interets ...• .. ......·. .. ..• .....• . . .• ... ... ... . . . .. . ... . .. . . Contrat avec Ia societe. . . . . . . . . . .. ... . . .. . ..... . . ... . . . ... . . . ... . . . . . . 6 7 7 7 7 7 8 8 9 9 9 9 9 9 9 l 0 10 1o 10 I

LA DIRECTION 35. 36. 37. 38. 39. 40. 41. 42. 43. 44. Dirigeants . . . .. . ... . . .. . .. .. . . . ..... . .. . .. . . . . . ... . . . . . . . . . . . . . . . . . . President du conseil d'administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . President . . . . . . ... .. . . . .. .. . .. .. .. .. . .. . . . . . . . . . . . .. .. . . .. . . . . . . . . . . Vice-president . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Directeur general ou administrateur-gerant . . .. . . . . .. . . . . . . . . . . . . . . . . . . . . . . Secretaire . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Tresorier . . . .. ... ... . .. . . . .. .. . . . . .... . . .. . . ... . . . . . . .. .. . . . .. . . . . . . Controleur . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Destitution.renvoi et demission . .. . ...... . .. . . . . .. . . . .. .. .. . . . . . .. . . . . . . Remuneration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11 11 12 12 12 12 12 13 13 13 COMITES DU CONSElL nrADMINISTRATION 45. 46. 47. 48. 49. 50. 51. 52. Election . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . President d'assemblee, quorum et procedure . . . ... . . . .. . . . .. .• . .. . . . . . . . . . . Secretaire . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Pouvoirs . ..... ...... . .... . .... . ... ... ... .. .. . . .. . . . .. .. . . . . . . . . . . . . . Pouvoir de surveillance du conseil d'administration . . . . . . . . . . . . . . . . . . . . . . . . . . Reunions .. . .. ... . . . . . . . .. .. . .. . . . ... . .. .. . . . . .. . . . .. . . . . . . . . . . . . . . . Remuneration . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . Destitution et remplacement . . .. .. .. ..... ..... . .. ... . . . . . . . . . . . . . . . . . . .. 13 13 13 13 13 13 14 14 INDEMNISATION DES ADMINISTRATEVRS ET DIRIGEANIS 14 14 53. Indemnite .. .. . . . .. .. ........ ... ... .. .... ... ... ....... .. .... ... .... . . 54. Assurance CAPITAL SOCIAL 55. 56. 51. 58. 59. Certificats d'actions et transferts d'actions .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Registre des va1eurs mobilieres .. .. .... ....... .... .. ......·. .. . . . . . . . . . . . . Agents de transfert et agents charges de Ia tenue des registres . . . . .. . . . . . . . . . . . Date de reference et fermeture des registres . .. .. .. .... . .. ... . . . . . . . . . . . . . . . Certificats perdus ou detruits . . . . . . . . . . . . . . . . . . . . . ... . . . . . . .. . . . . . . . . . . . 14 15 15 15 15 EXERCICE FINANCIER ET vERIFICATION 60. Exercice fmancier . . .. . . . .. . . . .. . . . . . . . . . . .. . . . . . . ... . .. . . . . . . . .. . . . . . 61. verification • • . ... .. .. ... .. . . . . . .. . .. . ...... .. .. . .... .... . . . . . . . .... . 16 16 REPRESENTATION DE LA SOCIETE A CERJAJNES FINS 16 16 17 17 62. 63. 64. 65. Declaration . ................. .... ...... .. ............ . .... .... . ·... ·· Representation aux assemblees .. . .... . .. .. ... .. . . . .. . . .. . .... .. .. . .. . . ·· Signature de documents .. . .... . . . . .......... .. ... ..............······· Declarations au registre ... . ... . . .. . ..... .• .......•.. .......····.··· ··· ·

CODEDEREGLEMENTSGENEBAUX DE LA SOCIETE etabli conformement aux dispositions de Ia Loi canadienne sur /es societes par actions DEFINITIONS Pour les fins des presents reglements, a mains d'une disposition contraire, les termes ou expressions : •Loiadesigne Ia Loi canadienne sur les societes par actions, L.R.C.(1985) ch. C-44, ainsi que toute modification qui pourrait lui etre apportee, et toute loi pouvant y etre substituee. •resident canadien• a le sens particulier qu'attribue Ia Loi a cette expression. •resolution ordinaire• designe une resolution adoptee a Ia majorite des voix exprimees par les actionnaires habiles a voter en !'occurrence, ou signee par Ia totalite d'entre eux. •resolution speciale• designe une resolution adoptee aux deux tiers au mains des voix exprimees par les actionnaires habiles a voter en l'occurrence, ou signee par Ia totalite d'entre eux. •verificateur-designe le verificateur de Ia societe et comprend un cabinet de verificateurs. BUREAUX EI SCEAV DE LA SOCIETE 1. Bureaux. La societe peut, en plus de son siege social, etablir ailleurs, a l'interieur comme a l'exterieur du Canada, les bureaux et agences que les administrateurs peuvent de temps a autre determiner. 2. . Le sceau de Ia societe est de forme circulaire et porte le nom de Ia societe et l'annee de sa constitution. Si Ia societe a un nom comportant une appellation fran9aise et une appellation anglaise, distinctes ou combinees, le sceau de Ia societe peut porter Ia mention a Ia fois les appellations fran aise et anglaise de son nom, ou Ia societe peut avoir deux sceaux, egalement valides, l'un portant I'appellation fran-9aise et l'autre I'appellation anglaise. Le president ou, s'il est nomme, tout vice-president ou, le directeur general, le contraleur, le secretaire, le tresorier ou tout autre dirigeant ou administrateur autorise a cet effet par Je conseil d'administration, a le pouvoir d'apposer le sceau de Ia societe sur tout document au besoin. De plus, Ia societe peut avoir, en vue de s'en servir dans une province autre que celle ou est situe son siege social, dans un territoire du Canada ou dans un endroit hors du Canada, un sceau officiel qui doit ctre un fac-simile du sceau de Ia societe, avec l'addition sur sa face du nom de Ia province, du territoire ou de l'endroit ou ce sceau doit etre utilise, et Ia societe peut, par ecrit, autoriser toute personne a apposer le sceau officiel sur tout acte ou tout document auquella societe est partie dans cette province, ce territoire ou cet endroit.

Lorsque.les statuts, en vue d'une utilisation a l'exterieur du Canada, enoncent le nom de Ia societe dans une langue autre que le fran ais ou I'anglais, Ia societe peut, en vue de cette utilisation, avoir un sceau de fonne circulaire portant Je nom de Ia societe dans telle autre langue ainsi que l'annee de sa constitution en societe et comportant Je nom de l'endroit oil iJ doit etre utilise par Ia societe. La societe peut par ecrit autoriser toute personne a apposer ce sceau sur tout acte ou document auquel elle est partie dans tel endroit. ACTIONNAIRES 3. Assembtees annuelles.. Sous reserve des dispositions de Ia loi, l'assemblee annuelle des actionnaires de Ia societe se tient a telle date chaque annee, a telle heure et, sous reserve des dispositions du Reglement numcro 5, a tel endroit que peut fixer le conseil d'administration aux fins de recevoir et d'examiner les etats financiers ainsi que le rapport du verificateur, d'elire les administrateurs, de nommer un verificateur et de fixer ou d'autoriser le conseil d'administration a fixer sa remuneration et de considerer, de traiter et de disposer de toute autre affaire dont peut etre legalement saisie une assemblee d'actionnaires. Toute assemblee annuelle peut aussi constituer une assembtee extraordinaire pour prendre connaissance et disposer de toute affaire dont peut prendre connaissance et disposer une assemblee extraordinaire. 4. Assemblees extraordinaires. Une assemblee extraordinaire des actionnaires peut etre convoquee en tout temps par Je president ou sur son ordre, ou par le conseil d'administration de Ia societe ou sur son ordre, et doit etre convoquee par le conseil d'administration lorsque un ou plusieurs actionnaires detenteurs d'au moins 20% des actions votantes en circulation en font Ia demande confonnement a Ia Loi. Lieu des assemb!ees. Les assemblees des actionnaires se tiennent au siege social de Ia societe ou a S. tout autre endroit que peut fixer le conseil d'administration. Cependant, Jes assemblees des actionnaires ne peuvent etre tenues a l'exterieur du Canada que si tous les actionnaires autorises a voter y consentent, soit par ecrit, par telegramme, par cable ou par telecopieur, avant ou apres leur tenue, ou soit en y assistant en persoiUle, par fonde de pouvoir ou, lorsqu'il s'agit d'une personne morale ou association, par un representant dument autorise conformement aux dispositions du Reglement numero 9;toutefois,un actionnaire qui assiste a une assemblee tenue hors du Canada n'est pas repute y avoir consenti s'il y est present dans le but expres de s'opposer a ce que des affaires y soient traitees pour le motif que cette assembJee n'est pa.S tenue legalement. - 6. Avis de convocation. Un avis de chaque assemblee annuelle et de chaque assemblee extraordinaire des actionnaires doit etre transmis aux actionnaires autorises a y voter ainsi qu'aux administrateurs et au verificateur ou, a Ja discretion de Ia personne chargee de l'envoi de tel avis,_mis a Ja poste par courrier ordinaire port paye d'avance ou enftn envoye par cable, par telt gramme ou par telecopieur, le tout a l'adresse respective des destinataires telle qu'inscrite aux registres de Ia societe.au moins 21 jours et au plus SO jours avant Ia date fixee pour telle assemblee. Si l'adresse du destinataire n'est pas inscrite aux registres de Ia societe, I'avis de convocation peut etre envoye tel que susdit a l'adresse oil, de l'avis de l'expediteur de I'avis, il est Je plus susceptible de lui parvenir rapidement.

- 3 . Un actionnaire et toute autre personne autorisee a assister a une assemblee d'actionnaires peuvent renoncer a l'avis de celle-ci, soit P¥ ecrit, par telegramme, par cable ou par tcHecopieur, avant ou apres sa tenue, ou soit en y assistant en personne ou, dans le cas des actionnaires, par fonde de procuration ou, lorsqu'il s'agit d'une personne morale ou d'une association, par un representant dument autorise conformement aux dispositions du Reglement numero 9; toutefois, une personne qui assiste a une telle assemblee n'est pas reputee avoir renonce a )'avis de convocation de l'assemblee lorsqu'elle y est presente dans le but expres de s'opposer ace que des affaires y soient traitees pour le motif que cette assemblee n'est pas convoquee legalement. Cet avis doit indiquer Ia date, l'heure et le lieu de chaque assemblee. L'avis d'une assemblee annuelle peut, mais ne doit pas necessairement enoncer Ia nature des affaires qui en constitueront l'ordre du jour, lorsque telle assemblee n'est convoquee que pour examiner les etats financiers ainsi que le rapport du verificateur, elire les administrateurs et renouve)er le mandat du verificateur. L'avis de convocation d'une assembJee annuelle a laquelle d'autres affaires doivent etre traitees, de meme que I'avis de convocation d'une assemblee extraordinaire doivent enoncer: a) Ia nature des affaires qui en constitueront l'ordre du jour d'une maniere suffisamment detaillee pour pennettre aux actionnaires de se faire une idee exacte sur celles-ci; et le texte de toute resolution Speciale qui doit etre soumise a l'assembJee. b) II n'est pas necessaire de donner un avis de convocation de Ia reprise d'une assemblee ajournee autrement que par une annonce faite lors de la premiere assemblee qui est ajournee; un nouvel avis de convocation est toutefois requis si une assemblee d'actionnaires est ajournee une ou plusieurs fois pour un total de 30 jours ou plus. La signature de tout avis de convocation d'une assemblee peut etre manuscrite, estampillee, dactylographiee, imprimee ou autrement reproduite mecaniquement. Un certificat du secretaire ou de tout autre dirigeant dument autorise de Ia societe en fonction Iars de Ia confection de tel certificat, ou de tout dirigeant, agent de transfert ou agent charge de Ia tenue des registres d'actions de Ia societe, constitue une preuve concluante de Ia remise, de l'envoi du cable, du telegramme ou de Ia telecopie ou de Ia mise a Ia poste d'un avis de convocation, et lie chaque persoe qui doit Je recevoir. 7. President d'assembJee. Le president de Ia societe, ou toute autre personne qui peut etre de temps a autre nommee a cet effet par le conseil d'administration, preside aux assemblees d'actionnaires. Quorum. Un quorum des actionnaires est atteint a toute assemblee annuelle ou extraordinaire des 8. actionnaires, sans egard au nombre de personnes presentes personnellement, si le ou Jes detenteurs d'au mains vingt pour cent{20%) des actions en circulation donnant droit de vote a cette assemblee sont presents personnellement ou representes confonnement au Reglement numero 9 ci-apres.

Si le quorum est atteint a l'ouverture de l'assemblee, les actionnaires presents ou representes peuvent proceder a l'examen des affaires de cette assemblee nonobstant le fait qu'il n'y a it pas quorum tout au long de l'assemblee. Si le quorum n'est pas atteint dans les trente (30) minutes de,l'heure pour laquelle une telle assemblee est convoquee, les actionnaires presents ou representes doivent ajoumer celle-ci a une autre date et en un autre lieu, mais ils ne peuvent traiter d'aucune autre affaire. Si le quorum est atteint a Ia reprise de l'assemblee ainsi ajoumee, l'assemblee peut alors proceder a l'examen eta Ia disposition des affaires pour lesquelles elle avait 6te convoquee. Si le quorum n'est pas atteint lors de Ia reprise de l'assemblee ajoumee, celle-ci doit a nouveau etre ajoumee ou encore, si les dt!lais prevus au Reglement numero 6 sont expires, une nouvelle assemblee doit etre convoquee. Dans le cas oil Ia Loi, lcs statuts ou tout reglement de Ja societe requierent ou permettent le vote par categoric des detenteurs d'une categoric donne d'actions du capital social de Ia societe, le quorum a une tellc assemblee sera de une ou plusieurs pcrsonnes representant vingt pour cent (20%) des actions de cette categoric en circulation. Si le quorum n'est pas atteint dans les trente (30) minutes de l'heure pour laquelle une telle assemblee d'une categoric d'actionnaires est convoquee, les actionnaires de Ia categoric presents ou representes doivent ajoumer celle-ci a une autre date et en un autre lieu, mais ils ne peuvent traiter d'aucune autre affaire. Si le quorum est atteint a Ia reprise de l'assemblee ainsi ajoumee, l'assembtee peut alors procedcr a l'examen et a Ia disposition des affaires pour lesquelles elle avait ete co.nvoquee. Si le quorum n'est pas atteint lors de Ia reprise de l'assemblee ajoumee, celle-ci doit a nouveau etre ajoumee ou encore, si les delais prevus au Reglement numero 6 sont expires, une nouvelle assemblee doit etre convoquee. 9. Representation aux assemblees. Les actionnaires ont droit de voter en personne ou, s'il s'agit de personnes morales ou d'associations, par des representants dument autorises par resolution du conseil d'administration ou du conseil de direction de telles personnes morales ou associations. Les actionnaires peuvent aussi voter par fonde de pouvoir ou par·un ou plusieurs fondes de pouvoir suppleants qui ne sont pas tenus d'etre des actionnaires; le fonde de pouvoir assiste a l'assemblt§e, y vote et y agit de Ia maniere et dans Ia mesure qu'autorise sa procuration et avec l'autorite qu'elle lui confere. L'actionnaire ou le mandataire qu'il autorise par ecri·t a agir de Ia sorte doit signer Ia procuration et cette signature n'a pas besoin d'etre attestee par un temoin. · Une procuration n'est valable que tors de l'assemblee relativement a )aquelle elle est donnee ou lors de Ia reprise de cette assemblee si celle-ci a etc ajoumee. L'instrument nommant un fonde de pouvoir peut, sauf dans les cas oil Ia loi y pourvoit autrement, revetir Ia forme suivante ou une autre forme appropriee : de/Noussoussigne(s), actionnaire(s) de LesLaboratoiresJEtema Inc., nomme/nommons et constitue/constituons par les presentes ou, a son defaut, (ou ). mon/nos mandataire(s), representant(s) et fonde(s) de pouvoir avec plein pouvoir et

- s pleine autorite pour assister, voter et autrement agir pour moi!nous en monlnotre nom et a rna/notre place a J'assemblee annuelle (ou extraordinaire) des actionnaires de Ia societe qui a lieu a le jour de ) et a tout ajoumement d'icelle, avec plein pouvoir de se 19 (20 substituer quelqu'un d'autre; je/nous soussigne(s) revoque/revoquons par les presentes toute autre procuration donnee par moilnous soussigne(s} qui pourrait etre utilisee a cette assemblee et a tout ajournement d'icelle. Le mandataire, representant et fonde de pouvoir nomme ou constitue par les presentes est autorise a signer toutes les renonciations a )'avis concernant l'assemblee susmentionnee et sur tous les ajoumements de celle-ci. Donne ce jour de 19(20).» Le conseil d'administration peut, dans l'avis de convocation d'une assemblee d'actionnaires, preciser une date et une heure qui ne doivent pas etre anterieures de plus de 48 heures, excluant les samedis et les jours feries, a l'assembtee ou a sa reprise en cas d'ajoumement, date avant laquelle les procurations qui doivent etre utilisees tors de cette assemblee doivent etre deposees aupres de Ia societe ou de son mandataire. Le conseil d'administration peut egalement pennettre que les details des procurations devant etre utilisees au cours d'une assemblee ou en rapport avec celle-ci et qui ont ete deposees aupres de Ia societe ou de son agent a un endroit autre que celui oil doit avoir lieu telle assembh e, scient envoyes par telegram me, par cable ou par telecopieur au secretaire de Ia societe avant l assemblee. Dans une telle eventualite, ces procurations, si elles sont d'autre part confonnes, sont valides et les votes doMes sous leur autorite doivent etre comptes. Vote. Toute question soumise a une assembtee d'actionnaires est decidee au vote a main levee a 10. moins qu'un vote a voix ouverte ou par scrutin secret ne soit ordoMe ou requis, conformement aux paragraphes qui suivent. Le president de toute assemblee peut, a sa discretion, ordoMer un vote a voix ouverte ou par scrutin secret. Par ailleurs, tout actioMaire ou son representant ou fonde de pouvoir, peut, en tout temps avant Ia levee d'une assemblee, exiger un vote a voix ouverte ou par scrutin secret sur toute question, avant ou apres qu'un vote a main levee ne soit pris. Une telle demande peut etre retiree. Si l'on doit recourir au vote par scrutin secret tors d'une assemblee, il y est procede immediatement, ou apres l'ajoumement de l'assemblee, a Ia discretion du president d'assemblee, et de Ia maniere qu'il determine. Qu'un vote a main levee ou a voix ouverte ait ete ou non prealablement pris sur Ia meme question, Ie resultat d'un scrutin secret est suppose representer Ia resolution de l'assemblee a son egard. A chaque assemblee d'actionnaires, chaque actionnaire ayant droit de vote, present en personne ou represente a droit a une voix pour chaque action comportant droit de vote a cette assemblee; si cependant, en vertu de Ia Loi ou des statuts de Ja societe, une autre repartition des voix est etablie, Jes droits de vote sont ceux determines par cette repartition.

Les actes des actionnaires, de leurs representants et de leurs fondes de pouvoir comportant une majorite des voix a l'egard des actions ainsi representees a cette assemblee, soot des actes des actionnaires, excepte dans le cas oil une majorite plus grande que Ia majorite simple est requise par Ia Loi ou les statuts de Ia societe. 11. Procedure aux assemblees. Le president de toute assemblee d'act onnaires y controle Ia procedure sous tout rapport, et sa decision sur toute matiere, y compris, mais sans aucunement restreindre Ia generalite de ce qui precede, toute question relative a Ia validite ou a l'invalidite d'une procuration, est finale et lie tous les actionnaires. Une declaration par le president d'une assemblee a l'effet qu'une resolution a ete adoptee, adoptee a l'unanimite, adoptee par une majorite quelconque au qu'elle a ete defaite ou n'a pas rencontre Ia majorite fixee, fait preuve de son contenu. Les administrateurs de Ia societe ont le droit. a ce seul titre, d'assister aux assemblees des actionnaires et d'y prendre Ia parole. 12. Scrutateurs. Le president d'une assemblee d'actionnaires peut nommer deux personnes qui peuvent, mais ne doivent pas necessairement etre des administrateurs, dirigeants, employes ou actionnaires de Ia societe, pour agir comme scrutateurs a cette assembh e. 13.Cessjonnajres subseguents d'actjons. Toute personne qui, de par Ia Loi, par l'effet d'un transfert au de toute autre maniere, acquiert un droit a quelque action, est liee par tout avis donne au sujet de cette action avant l'entree de son nom et de son adresse au registre, a Ia personne dont le nom etait inscrit au registre au moment de I'envoi de tel avis. Adresses des actjonnajres. Tout actionnaire doit foumir ala societe une adresse a laquelle peuvent 14. lui etre envoyes, tel que prescrit au Reglement numcro 6, tous les avis qui lui soot destines. 15. Resolutions siwees. Sauf dans Jes cas oil Ia loi l'interdit. une resolution ecrite signee par tous les actionnaires ayant droit de voter sur cette resolution tors d'une assemblee d'actionnaires, a Ia meme valeur que si elle avait ete adoptee tors d'une assemblee de ces actionnaires. ' Un exemplaire de toute resolution visee par le paragraphe precedent doit etre conserve avec les proces·verbaux des assemblees d'actionnaires. CONSEIL D'ADMINISTRATION 16. Nombre.Le conseit d'administration se compose du nombre d'administrateurs que les administrateurs peuvent detenniner de temps a autre, sous reserve du nombre minimal et du nombre maximal d'administrateurs prevus aux statuts de Ia societe.

17. Election et duree du mandat. Sauf: i) si les statuts de Ia societe prevoient le vote cumulatif, auquel cas les dispositions de Ia Loi a cet egard s'appliquent, ii) lorsque les statuts conlerent aux detenteurs d'une categoric ou d'une serie d'actions des droits exclusifs d'elire un ou plusieurs administrateurs, auxquels cas on doit se reporter aux dispositions pertinentes des statuts, iii) lorsqu'il est autrement pourvu a Ia nomination d'un administrateur a un poste d'administrateur devenu vacant, auquel cas les dispositions du Reglement s'applique, ou iv) lorsqu'il est autrement pourvu a l'«Hection d'administrateurs supplementaires, auquel cas on doit se reporter aux dispositions pertinentes des statuts; chaque administrateur est elu par resolution ordinaire, ill'assemblee annuelle a laquelle une election d'administrateurs est requise. Un vote au scrutin secret n'est pas necessaire pour )'election des administrateurs de Ia societe, a moins qu'il ne soit exige par une personne presente et autorisee it voter it l'assemblee au cours de laquelle !'election a lieu.. Chaque administrateur ainsi elu demeure en fonctionjusqu'a ('election de son successeur sauf en cas de demission ou si son poste devient vacant par deces ou autrement. 18. Vacance. Devient automatiquement vacant le poste d'un adrninistrateur qui: a) decede; demissionne de son poste, au moment ou cette demission prend effet; est revoque confonnement a Ia Loi, et qu'aucune personne n'est nommee pour le rem placer lors de l'assemblee des actionnaires au cours de laquelle ila ete ainsi revoque; b) c) d) cesse de posseder les qualites requises pour etre administrateur. 19. Remplacement. Sous reserve des dispositions de la Loi, s'il survient une vacance au sein du conseil d'administration, y compris une vacance causee par une augmentation du nombre d'administrateurs, les administrateurs restants, s'ils constituent un quorum, peuvent nommer une personne qualifiee pour com bier une telle vacance, pour Ia duree non-ecoulee du mandat. En l'absence d'un quorum, les adrninistrateurs restants doivent immediatement convoquer une assemblee extraordinaire des actionnaires en vue de combier cette vacance, confonnement a !'article Ill de Ia Loi. 20. OuaHtes requises. Une personne ne peut etre elue administrateur si elle est agee de moins de.18 ans, si elle est faible d'esprit et a ete reconnue telle par un tribunal du Canada ou d'ailleurs, si elle n'est pas un particulier, si elle ale statut de failli ou si un tribunal lui a interdit d'exercer Ia fonction d'adrninistrateur. Un administrateur n'est pas tenu d'etre actionnaire. La majorite des administrateurs doit se composer de •residents canadienS», a moins que Ia Loi ne prescrive autrement. Si Ia societe est une societe qui a fait une distribution publique de ses valeurs mobilieres, au moins deux de ses administrateurs ne devront pas etre des dirigeants ou des employes de Ia societe ou de ses filiales. Un administrateur sortant est reeligible s'il est autrement admissible. 21. Reunions et ayis. Chaque annee, immediatement apres l'assemblee annuelle des actionnaires, doit avoir lieu sans autre avis une reunion des administrateurs qui sont alors presents, pourvu qu'ils constituent un quorum, aux fins de nommer les dirigeants de Ia societe et de transiger toute autre affaire dont Ia reunion peut legalement etre saisie.

- 8-Les reunions du conseil d'administration peuvent etre convoquees par le president du conseil d'administration ou, sur son ordre s'il y a lieu, par le president de Ia societe ou, sur son ordre, par un vice-president de Ia societe s'il est egalement un administrateur ou, sur son ordre, par deux administrateurs, et ces reunions peuvent etre tenues n'importe ou au Canada ou hors du Canada. Un avis de convocation de tetles reunions mentionnant le lieu, Ia date et l'heure, doit etre remis a chaque administrateur ou laisse a sa residence ou a son etablissement d'affaires, ou mis a Ia paste par courrier ordinaire, port paye d'avance, ou envoye par telegramme, par cable ou par telecopieur a l'adresse inscrite dans les registres de Ia societe, au mains deuxjours avant Ia date fixee pour cette reunion. Si l'adresse d'un administrateur n'est pas inscrite dans les registres de Ia societe, cet avis de convocation peut alors etre envoye tel que susdit a l'adresse au l'expediteur considere que ('avis est le plus susceptible d'atteindre rapidement cet administrateur. Le conseil d'administration peut de temps a autre pourvoir a Ia tenue de reunions regulieres du conseil d'administration, avec ou sans avis de convocation, a tout endroit au Canada ou ailleurs, le tout tel que determine par une resolution adoptee a cet effet. II n'est pas necessaire de specifier dans un avis les buts de Ia convocation d'une reunion du conseil d'administration ou Ia nature des questions a debattre a cette reunion sauf dans le cas de questions visees a l'article 115(3) de Ia Loi dont, notamment, Ia declaration de dividendes, l'emission de valeurs mobilieres, !'acquisition d'actions emises par Ia societe, I'approbation des etats financiers annuels, les vacances au conseil d'administration ou au paste de verificateur et I'adoption, Ia modification ou Ia revocation des reglements. II n'est pas necessaire de donner avis de Ia date, de l'heure et du lieu de Ia convocation d'une reunion du conseil d'administration a tout administrateur qui y renonce soit par ecrit, par telegramme, par cable, ou par telecopieur avant ou apres Ia tenue de cette reunion, ou soit en y assistant; toutefois, tel acte de presence a une reunion d'administrateurs ne constitue pas une renonciation a l'avis de convocation de cette reunion si l'administrateur y assiste dans le but expres de s'opposer aux deliberations au motif que cette reunion n'est pas regulierement convoquee. II n'est pas necessaire de doMer avis de Ia reprise d'une reunion ajoumee d'administrateurs si Ia date, l'heure et le Heu de Ia reprise de cette reunion sont aMonces tors de Ia reunion initiate. 22. Participation Par moyens techniques. Les administrateurs peuvent, si tous sont d'accord, participer a une reunion du conseil d'administration a I'aide de moyens techniques, notamment le telephone, pe ettant a tous les participants de communiquer oralement entre eux. Un administrateur participant a une reunion a l'aide de tel moyen est repute avoir assiste a Ja reunion. 23. Quorum. La presence de Ia majorite des administrateurs alors en fonction constitue un quorum pour une reunion du conseil d'administration. Lorsque le quorum est atteint, Ies administrateurs peuvent exercer leurs pouvoirs nonobstant toute vacance au conseil; toutefois, aocune affaire ne doit etre traitee a mains que les administrateurs presents qui sont des •residents canadiens• n'atteignent le nombre prevu par Ia Loi. Les questions soulevees a unc reunion des administrateurs sont decidees a Ia majorite des voix des administrateurs presents. En cas de partage des voix, le president du conseil a droit a un (1) vote preponderant.

- 9-24. Demission. Un administrateur peut demissionner en tout temps de son poste, en envoyant sa demission ecrite au president ou au secretaire de Ia societe au siege social de celle-ci, ou en remettant cette demission ecrite Iars d'une reunion du conseil d'administration. La demission prend effet a Ia date de son envoi ou de sa remise, ou a Ia date posterieure qui y est indiquee. 25. Revocation. Sous reserve des statuts de Ia societe, tout administrateur peut etre revoque par resolution ordinaire Iars d'une assemblee extraordinaire des actionnaires. La revocation d'un administrateur, tout comme son election, releve du bon vouloir des actionnaires. Elle peut etre faite en tout temps et n'a pas besoin d'etre fondee sur des motifs particuliers, serieux ou non. Ni Ia societe, ni les actionnaires votant en faveur de Ia revocation n'encourent de responsabilite envers un administrateur du simple fait de sa revocation, meme non motivee. L'administrateur informe de sa revocation prochaine peut, dans une declaration ecrite, e&poser a Ia societe le motif de son opposition a cette revocation, et Ia societe doit faire parvenir cette declaration ecrite aux actionnaires fondes a voter en ('occurrence. 26. Remuneration. La remuneration des administrateurs est celle fixee par le conseil d'administration, de temps a autre, par resolution, ou par un comite auquel les administrateurs peuvent dcHeguer le pouvoir de le faire. Cette remuneration est en sus du salaire ou de Ia remuneration que re oit comme tel un officier, salarie ou prestataire de service de Ia societe qui se trouve aussi administrateur. Les administrateurs peuvent aussi recevoir le remboursement des depenses de voyage et autres encourues en relation avec les affaires de Ia societe. De plus, les administrateurs peuvent, par resolution, accorder une remuneration particuliere a tout administrateur qui entreprend pour lecompte de Ia societe quelque Service special autre que le travail auquel un administrateur est norrnalement tenu envers Ia societe. 27. Resolutions signees. Une resolution ecrite, signee par taus les administrateurs ayant droit de vote sur cette resolution lors d'une reunion d'administrateurs ou d'une reunion d'un comite du conseil d'administration, a Ia meme valeur que si elle avait ete adoptee tors d'une telle reunion. Un exemplaire de chaque resolution visee par le paragraphe precedent doit etre conserve avec les proces-verbaux des deliberations du conseil d'administration ou d'un comite du conseil d'administration. 28. Pouvoirs des administrateurs. Les administrateurs de Ia societe dirigent et administrent son entreprise et ses affaires et exercent toute l'autorite et taus les pouvoirs qu'a Ia societe en vertu de Ia Loi, de ses statuts et reglements, a mains que Ia Loi ou les statuts de Ia societe n'exigent que ces pouvoirsoient exerces par les actionnaires exclusivement ou avec leur consentement. 29. Jrregularite. Nonobstant Ia decouverte ulterieure d'une irregularite quelconque dans l'election du conseil d'administration ou Ia nomination des dirigeants de Ia societe ou encore nonobstant Ia decouverte d'une presumee irregularite dans l'election d'une personne agissant comme administrateur ou dans sa qualification, les actes poses par une reunion du conseil d'administration ou par une persoMe agissant comme administrateur au comme dirigeant, soot valides et lient Ia societe comme si !'election ou Ia nomination avait ete reguliere ou le conseil d'administration ou cette personne diiment qualifiee. 30. Pouvoir d'attribuer des actions et de consentjr des Qptions. Sous reserve des dispositions des statuts de Ia societe, Jesquels comporteraient des restrictions sur I'emission et I'attribution des actions de Ia societe, le conseil d'administration peut de temps a autre accepter des souscriptions, attribuer,emettre le tout ou toute

- 10 - partie des actions non emises de Ia societe, consentir des options relatives a ces actions ou autrement disposer en faveur de toute personne d'une partie ou de toutes les actions non emises de la societe, en Ia maniere, aux conditions et pour une consideration conformcs a Ia Loi ou statuts de Ia societe que Ie conseil d'administrationjuge a propos. Pouvoir de declarer des dividendes. Le conseil d'administration peut, de temps a autre, lorsqu'ille 31. juge opportun et dans Ia mesure permise par Ia Loi, declarer et payer aux actionnaires, suivant leurs droits, des dividendes en argent ou en biens ou sous forme d'actions de Ia societe. Un transfert d'actions ne cede pas le droit aux dividendes declares sur ces actions avant !'enregistrement de ce transfert. Lorsque deux personnes ou plus soot enregistrees comme detenteurs conjoints d'une action, chacune d'entre elles peut donner une quittance valide a l'egard de tout dividende payable sur cette action. 32. Utilisation de biens ou d'infoonation. Tout administrateur est tenu, dans l'exercice de ses fonctions, d'agir avec integrite et de borme foi au mieux des interets de Ia societe. II ne peut, notamment, confondre les biens de Ia societe avec les siens ni utiliser a son profit ou au projet d'un tiers, les biens de Ia societe ou !'information qu'il obtient en raison de ses fonctions, a mains qu'il ne soit expressement et specifiquement autorise a le faire par les actionnaires de Ia societe. 33. Conflits d'interets. Chaque administrateur doit cviter de se placer dans une situation de conflit entre son interet personnel et ses obligations d'administrateur de Ia societe. II doit denoncer sans delai a Ia societe tout interet qu'il possede dans une entreprise ou une association susceptible de le placer en situation de conflit d'interets, ainsi que les droits qu'il peut faire valoir contre elle, en indiquant, le cas echeant, leur nature et leur valeur. Cette denonciation d'interet est consignee au proces-verbal des deliberations du conseil d'administration ou a Ia resolution signee en tenant lieu. A Ia demande du president ou de tout administrateur, l'administrateur place dans une situation de conflit d'interet doit quitter Ia reunion pendant que le conseil d'administration delibere et vote sur Ia question. 34. Contrat avec Ia societe. Un administrateur ou un dirigeant peut, meme dans l'exercice de ses fonctions, etre partie a un contrat important avec Ia societe, ou etre administrateur, dirigeant QU detenteur d'un interet important dans une personne morale partie a ce contrat. II doit alors divulguer, par ecrit a Ia societe, conformement a l'articJe 120 de Ia Loi, Ia nature et l'etendue de son interet dans ce contrat, ou demander que celles-ci soient consignees au proces-verbal des deliberatipns du conseil d'administration, et ce meme si ce contrat, dans le cadre de l'activite commerciale normale de Ia societe, ne requiert )'approbation ni des administrateurs ni des actionnaires. Un avis general que l'administrateur ou le dirigeant est administrateur, dirigeant ou detenteur d'un interet important dans une personne morale, et qu'il doit etre considere com me ayant une interet dans tout contrat conclu avec elle, constitue une divulgation suffisante aux fins du present reglement.

- 11-L'administrateur ainsi interesse dans un contrat avec Ia societe ne peut deliberer ou voter sur Ia resolution presente pour faire approuver le contrat, sauf s'il s'agit d'un contrat vise a )'article 120(5) de Ia Loi, c'est-a-dire portant notamment sur Ia remuneration ou l'indemnisation de cet administrateur, ou conclu avec une personne morale de meme groupe que la societe. A Ia demande du president ou de tout admhtistrateur, l'administrateur interesse doit quitter Ia reunion pendant que le conseil d'administration delibere et vote sur le contrat en question. Ni Ia societe, ni J'un de ses actionnaires, ne pourra contester Ia validite d'un contrat conclu avec un administrateur ou dirigeant de Ia societe, ou avec une personne morale dans Jaquelle cet administrateur ou dirigeant est administrateur, dirigeant ou detenteur d'un interet important, pour ce seul motif, du moment que cet administrateur ou dirigeant a divulgue son interet tel que susmentionne, que le conseil d'administration ou les actionnaires de Ia societe ont approuve le contrat, et que ce contrat etait, a cette epoque, equitable pour Ia societe. LA DIRECTION 35. Dirigeants. La direction de Ia societe se compose des dirigeants, que le conseil d'administration peut de temps a autre juger necessaire de nommer, incluant Je president du conseil d'administration, s'il en est nomme un, le president, un ou plusieurs vice-presidents, l'administrateur-gerant ou directeur general, le controleur, le secretaire et le tresorier. Sous reserve des pouvoirs qui, en vertu de Ia Loi, ne peuvent etre exerces que par le conseil d'administration, le president et, s'ils sont nommes, les autres dirigeants de Ia societe exercent respectivement les pouvoirs et l'autorite et accomp1issent les devoirs qui peuvent de temps a autre etre prescrits par le conseil d'administration en plus de ceux qui sont specifies dans ce reglement. La meme pcrsonne peut occuper deux ou plusieurs pastes dans Ia direction de la societe. Aucun dirigeant de Ia societe, a ('exception du president du conseil d'administration, s'il en est un, de l'administrateur-gerant, s'il est nomme, et du president, n'a besoin d'etre administrateur de Ia societe. Le conseil d'administration peut egalement de temps a autre nommer d'autres mandataires,dirigeants et employes de Ia societe, a l'interieur comme a l'exterieur du Canada; ceux-ci peuvent se voir decemer les titres, exercer les pouvoirs et l'autorite (y compris le pouvoir de sous-delegation) et remplir les devoirs de direction ou autres que le conseil d'administration pcut de temps a autre determiner. · En cas d'absence d'un dirigeant ou d'un employe de Ia societe ou pour toute autre raison que le conseil d'administration peut estimer suffisante, ce demier peut deleguer temporairement les pouvoirs et l'autorite de tel dirigeant ou employe a un autre dirigeant ou a un autre employe ou a tout administrateur de Ia societe. 36. President du conseil d'admjnistration. Le president du conseil d'administration preside toutes les reunions du conseil d'administration; il exerce les pouvoirs et l'autorite et remplit les autres devoirs que le conseil d'administration peut de temps a autre prescrire.

- 12 - 37. President. Le president est le principal dirigeant de Ia societe et, sous le controle du conseil d'administration, il surveille, administre et dirige l'entreprise et Jes affaires de Ia societe generalement. Le presi ent preside a toutes les assemblees d'actionnaires a mains qu'il n'en soit decide autrement par le conseil d'administration, et en cas d'absence, d'incapacite au de defaut d'agir du president du conseil d'administration, le president, au en son absence, l'un au l'autre des vice-presidents, preside a toutes les reunions du conseil d'administration. Le president exerce les autres pouvoirs, a toute autorite et remplit les autres devoirs que peuvent de temps a autre prescrire Ie conseil d'administration de Ia societe. 38. Vice-president. Le vice·.:president au, s'il yen a plus d'un, les vice-presidents, exercent les pouvoirs, ant l'autorite et remplissent les devoirs que peuvent de temps a autre prescrire le conseil d'administration ou le president. 39. Directeur general au adminjstrateur-gerant. Le directeur general doit, sous le controle du president, diriger les operations de Ia societe generalement, et il exerce taus les autres pouvoirs, a l'autorite et remplit taus les autres devoirs que peuvent de temps a autre prescrire le conseil d'administration. L'administrateur-gerant doit etre •resident canadien• et etre administrateur. Le conseil d'administration peut deleguer a cet administrateur-gerant taus les pouvoirs du conseil sauf les pouvoirs qu'un administrateur-gerant n'a pas Je droit d'exercer en vertu de Ia Lei. 40. Secretajre. Le secretaire s'occupe de donner taus les avis de Ia societe. II doit garder les proces-verbaux de toutes les reunions des administrateurs, des comites du conseil d'administration et des assemblees des actionnaires dans un au pJusieurs livres tenus a cet effet. II doit garder en surete le sceau de Ia societe. II est charge des archives de Ia societe et des registres contenant les noms et adresses des membres du conseil d'administration de Ia societe, les copies de taus les rapports faits par Ia societe et taus Ies autres livres au documents que les administrateurs peuvent prescrire. II est responsable de Ia garde et de Ia production de tout registre, rapport, certificat et de taus les autres documents que Ia lei oblige Ia societe a garder et a produire. II est soumis au controle du president et ilexerce taus les autres pouvoirs, a l'autorite et remplit taus les autres devoirs que le conseil d'administration ou le president peuvent de temps a autre prescrire. Des secretaires adjoints peuvent remplir les devoirs du secretaire. 41. llisorier. Le tresorier a Ia charge generate des fmances de Ia societe. 11 doit deposer l'argent et les autres valeurs de Ia societe au nom de celle-ci et a son credit dans toute banque au toute autre institution de dep6t designee de temps a autre par Je conseil d'administration;ildoit, chaque fois qu'il en est requis, rendre compte au president et aux administrateurs de Ia situation fmanciere de Ia societe et de toutes ses operations comme tresorier; aussitot que possible apres Ia cloture de chaque exercice financier, it doit preparer et soumettre au president et aux administrateurs un compte tel que prevu plus haut pour tel exercice fmancier. II a Ia charge et Ia garde des livres de comptes et il en est responsable. II est soumis au controle du president et il exerce tous les autres pouvoirs, a l'autorite et remplit tous les devoirs que peuvent de temps a autre prescrire le conseil d'administration au le president. Des tresoriers adjoints peuvent remplir les devoirs du tresorier.

- 13 - 42. ControJeur. Le contro)eur exerce, sous le controle du president et du tresoricr, tous les pouvoirs et a toute l'autorite qui peuvent de temps a autre etre presents parIes administrateurs, le president et le tresorier et, a defaut de telle prescription, il agit comme chef comptable de Ia societe. 43.Destitution. renvoi et demission. Les administrateurs peuvent, par le vote affirmatif de Ia majorite du conseil d'administration, destituer tout dirigeant, avec ou sans cause, en tout temps, a moins que le contrat ou Ia resolution prevoyant sa charge ne stipule le contraire.Tout mandataire ou employe qui n'est pas un dirigeant de Ia societe peut etre renvoye par le president ou tout autre dirigeant autorise a cette fin par le president, avec ou sans cause, en tout temps, a moins que son contrat d'engagement ne stipule le contraire. Tout dirigeant peut demissionner comme tel en tout temps en remettant sa demission par ecrit au president ou au secretaire de Ia societe ou tors d'une reunion du conseil d'administration, sauf convention a l'effet contraire. Remuneration. La remuneration, s'il y a lieu, de tousles dirigeants est fixec de temps a autre par 44. resolution du conseil d'administration. COMITES DU CONSEIL D'APMINJSIRATION Election. Le conseil d'administration peut, de temps a autre, designer parmi Jes administrateurs des 45. comites du conseil d'administration, quelies que soient leurs appellations, composes du nombre de •residents canadiens» requis par Ia Loi. 46. President d'assemblee.quorum et procedure. Un comite du conseil d'administration a le pouvoir de nommer un president et un vice-president, de fixer son quorum a au moins une majorite de ses membres et d'etablir sa propre procedure. 47. Secretaire. Le secretaire de Ia societe agit egalement comme secretaire d'un comite du conseil d'administration a moins qu'un autre secretaire ne soit nomme par le comiteS. Pouvojrs. Le conseil d'administration peut deleguer a tout comite du conseil d'administration taus 48. les pouvoirs du conseil saufles pouvoirs qu'un comite du conseil d'administration n'a pas le droit d' xercer en vertu de Ia Loi. 49. Pouvojr de surveillance du conseil d'administration. Toutes les procedures d'un comite du conseil d'administration sont soumises a Ia surveillance du conseil d'administration de Ia societe, et il doit en etre fait rapport au conseil d'adrninistration lorsque ce demier le requiert. 50. Reunions. Les reunions d'un comite du conseil d'administration peuvent etre tenues au siege social de Ia societe ou a tout autre endroit a l'interieur comme a l'exterieur du CBI)ada que le comiteS peut de temps a autre determiner. Les reunions d'un comite peuvent etre convoquees par le president, le president du comite, le vice-president du comite ou deux membres dudit comitC, ou sur leur ordre.

- 14 . 51. Remuneration. Les membres d'un comite du conseil d'administration ont droit pour leurs services ace titre a Ia remuneration que le conseil d'administration peut de temps a autre fixer. 52. Destitution et remplacement. Le conseil d'administration peut en tout temps destituer n'importe lequel des membres d'un comite du conseil d'administration. Le conseil d'administration peut egalement de temps a autre combler toute vacance qui peut survenir au sein d'un comite du conseil d'administration. 1NDEMN1SATION DES ADMINJSIRATEVRS ET DIRIGEANTS 53. Indemnjte. Sous reserve des restrictions prescrites par Ia Loi, Ia societe doit indemniser tout administrateur, dirigeant, ancien administrateur ou ancien dirigeant de celle-ci ainsi que toute personne qui agit ou a agi a Ia demande de Ia societe en qualite d'administrateur ou de dirigeant d'une societe dont Ia societe est ou etait elle-meme actionnaire ou creancier, de meme que leurs heritiers ou representants legaux, de tous les frais, debourses et depenses, y compris une somme payee pour transiger sur un proces ou satisfaire a un jugement, que toute telle personne a raisonnablement engages en raison de toute action ou procedure civile, penale ou administrative dans Jaquelle elle s'est trouvee partie en raison du fait qu'eJte est ou etait administrateur ou dirigeant de Ia societe ou de telle compagnie, pourvu : a) qu'elle ait agi avec integrite et de bonne foi au mieux des interets de Ia societe; et b) dans le cas d'une action ou procedure penale ou administrative dont le denouement est assorti d'une condamnation en argent, qu'il y ait eu des motifs raisonnables de..c. roire que sa conduite etait confonne a Ia loi. Les administrateurs de Ia societe sont par les presentes autorises a indemniser de temps a autre tout administrateur ou autre personne qui a assume ouest sur le point d'assumer dans le cours ordinaire des affaires quelque responsabilite pour Ia societe ou pour toute societe controlee par cette demiere, et de garanti.r tel administrateur ou autre personne contre une perte par le mise en gage de tout ou partie des biens meubles ou immeubles de la societe par Ia creation d'une hypotheque ou de tout autre droit reel sur.le tout ou partie de ceux ci ou de toute autre maniere. 54. A ssurance. Dans Ia mesure pennise par Ia Loi, Ia societe peut souscrire et maintenir en vigueur, au benefice de toute personne mentionnee ci-dessus, une assurance contre tout type de responsabilite que peut fixer de temps a autre Je conseil d'administration. CAPITAL SOCIAL 55. Certjficats d'actjons et transferts d'actjons. Les certificats representant les actions du capital social de Ia soci te portent Ia signature du president ou d'un vice-president et celle du secretaire. La signature du

- 15-president ou du vice-president peut etre gravee, lithographiee ou autrement reproduite mecaniquement et, au cas oil Ia societe aurait nomme un agent de transfert, Ia signature du secretaire ou du secretaire adjoint peut egalement y etre gravee, lithographiee ou autrement reproduite mecaniquement. Tout certificat portant Ia reproduction fac-simile des signatures de tels dirigeants autorises est repute avoir ete signe a Ia main par ceux-ci et est aussi valide a toutes fins quelconques que s'il avait etc signe a Ia main, nonobstant le fait que Ia personne dont Ia signature est ainsi reproduite ait cesse, a Ia date du certificat ou au moment de son emission, d'etre dirigeant de Ia societe. Chaque certificat d'actions doit comporter toutes Jes restrictions assorties a son transfert et toutes les autres mentions requises par Ia Loi. Registre des yaleurs mobilieres. La societe ou son agent doit tenir a son siege social ou a tout autre 56. endroit au Canada designe a cette fin par le conseil d'administration, un registre central des valeurs mobilieres. Le conseil d'administration peut, de temps a autre, faire en sorte qu'un ou plusieurs registres Jocaux des valeurs mobilieres soient tenus en des endroits, au Canada ou ailleurs, designes par une resolution, et peuvent nommer des dirigeants ou agents pour les tenir et y effectuer et enregistrer les transferts d'actions du capital social de Ia societe. 57. Agents de transfert et agents char es de Ia tenue des registres. Les agents de Ia societe responsables de Ia tenue du registre central des valeurs mobilieres de Ia societe et de ses registres locaux peuvent, seton leur fonction, etre designes comme agents de transfert et agents charges de Ia tenue des registres de Ia societe. Le conseil d'administration peut, en tout temps, mettre fin a rengagement de tels agents de transfert et agents charges de Ia tenue des registres. 58.Date de reference et fenneture des registres. Sous reserve des dispositions de Ia Loi relatives a sa notification, le conseil d'administration peut fLXer a l'avance, par resolution, une date precedant d'au plus 50 jours Ia date du paiement d'un dividende ou d'une allocation de droits, ou Ia date oil un changement, une conversion ou un echange d'actions du capital social de Ia societe prendra effet, comme date de reference aux fins de determiner quels actiormaires ont droit au versement de tel dividende, a !'attribution de tels droits ou peuvent exercer des droits a l'occasion du changement, de Ia conversion ou de J'echange dans le capital social de Ia societe, avec Ia consequence que seuls les actiormaires inscrits a Ia date ainsi fLXee par le conseil d'administration auront droit a tel versement de dividende, a !'attribution de tels droits ou a l'exercice de tels droits, selon le cas, nonobstant tout transfert d'actions aux registres de Ia societe apres telle date de reference. Certjficats perdus ou detruits. Le conseil d'administration peut, aux conditions qu'iljuge apropos 59. au sujet de l'indemnisation et autrement, ordormer l'emission d'un nouveau certificat ou de nouveaux certificats en remplacement de tout certificat prealabJement emis par Ja societe et qui a ete deteriore, perdu, vole ou detruit. Le conseil d'administration, lorsqu'il autorise l'emission d'un ou plusieurs nouveaux certificats, peut, a sa discretion, et comme condition de cette nouvelle emission, exiger du proprietaire de tel certificat deteriore, perdu, vole ou detroit, ou de ses representants legaux, qu'il donne a Ia societe et a l'agent ou aux agents de transfert eta l'agent ou aux agents charges de Ia tenue des registres qui peuvent etre autorises ou requis de contresigner tel nouveau certificat ou nouveaux certificats, un cautionnement au montant qu'ils peuvent determiner, de les indemniser contre toute reclamation qui peut etre faite contre eux ou l'un quelconque d'entre eux au sujet des actions representees par les certificats qu'on allegue avoir ete deteriores, perdus, voles ou detruits.

- 16 EXERCICE FINANCIER ET vERIFICATION Exercjce financier. La periode de l'exercice financier de Ia societe est determinee de temps a autre 60. par les administrateurs. Verification. Saufdans les cas oil Ia Loi le prescrit autrement, les actionnaires, a chaque assemblee 61. annuelle, nomment un verificateur qui detient son poste jusqu'a l'assembtee annuelle suivante et jusqu'a ce que son successeur ait ete nomme, a moins qu'il ne demissionne ou que son poste ne devienne vacant de par son deces. Au moins une fois par exercice financier, ce verificateur doit examiner les comptes de Ia societe et les etats financiers deposes devant Ia societe a l'assemblee annuelle, et il doit faire rapport a ce sujet aux actionnaires. Sa remuneration est ftXee par le comite de verification ou par Je conseil d'administration, si ce pouvoir n'est pas exerce par les actionnaires. Le verificateur est independant de Ia societe, des personnes morales de son groupe ou de leurs administrateurs ou dirigeants, confonnement a Ia Loi. Le verificateur peut etre revoque en tout temps par les actionnaires reunis en assembtee extraordinaire. Une vacance creee par Ia revocation du verificateur peut etre comblee par les actionnaires, a l'assemblee ou le verificateur a ete revoque, ou, si elle n'est pas ainsi comblee, par le conseil d'administration. Toute autre vacance au poste de verificateur sera comblee par Je conseil d'administration, confonnement a !'article 166 de Ia Loi. REPRESENTATION DE LA socxtrt A CERTAINES FINS 62. Declaration. Le president, tout vice-president, l'administrateur-gerant, le directeur general, le controleur, le secretaire et le trcsorier, ou l'un quelconque d'entre eux, ou tout autre dirigeant ou toute personne a ce autorisee par le conseil d'administration, soot autorises et habilitcs a repondre pour Ia societe a tout bref, ordonnance et interrogatoire sur faits et articles emis par tout tribunal, a repondre ou a faire une opposition au nom de Ia societe a toute saisie et a declarer au nom de Ia societe sur tout bref de saisie-arret dans lequel Ia societe est tierce saisic, a faire tout affidavit ou declaration assermentee en relation avec telle procedure ou en relation avec toute procedure judiciaire a laquelle Ia societe est partie, a faire des requetes pour ordonnance de liquidation, de sequestre ou de faillite contre tout debiteur de la societe, de meme qu'a etre presents et a voter a toute assemblee de creanciers des debiteurs de 'ta societe et a accorder des procurations relatives a ces procedures. . 63. Rccpresentatjon aux assembtees. Le president, tout vice-president, l'administrateur-gerant, le directeur general, Ie secretaire et le tresorier, ou t:un quelconque d'entre eux, ou toute autre personne ainsi autorisee par le president du conseil d'administration, representent Ia societe, assistent et votent a chaque assemblee d'actionnaires au de membres de toute entreprise, compagnie, societe ou syndicat dans lequel Ia societe detient des actions ou est autrement interessee, et toute action prise et tout vote donne par eux ou J'un d'entre eux a tellcs assemblees sont reputes etre l'acte et le vote de la societe. Deu;l( des personnes suivantes, soit le president, tout vice-president, le directeur general, l'administrateur-gerant, le secretaire et le tresorier ont de plus le pouvoir d'autoriser toute p rsonne (qu'elle

- 17 - soit dirigeant de _Ia societe ou non) a assister, voter et autrement agir a toute assemblee d'actionnaires ou de membres de toute entreprise, compagnie, societe ou syndicat dans lequella societe detient des actions ou est autrement interessee, et a cette fin, ils sent autorises a signer et a delivrer de temps a autre pour Ia societe, a sa place een son nom, une procuration dans Ia forme et selon les tennes que ces dirigeants jugent a propos, y compris, mais sans restreindre aucunement Ia generalitc de ce qui precede, les clauses pour Ia nomination d'un fonde de procuration substitue et Ia revocation de toute procuration doimee anterieurement par Ia societe relativement a une telle assemblee. 64. Signature de documents. Les contrats, les documents, les actes ecrits, incluant les quittances et mainlevees, necessitant Ia signature de Ia societe peuvent etre valablement signes par le president seul, ou par une des personnes designee par le president et ainsi lier Ia societe: tout vice-president, l'administrateur gerant ou directeur general, le secretaire et le tresorier. Le conseil d'administration peut egalement designer toute autre personne pour signer et pour livrer au nom de Ia societe taus les contrats, documents et actes ecrits, et telle autorisation peut etre donnee par resolution en termes generaux ou specifiques. Declarations au rcgistre. Les declarations devant etre produites a l'inspecteur general des institutions 65. financieres seton la Loi sur Ia publicite legale des entreprises individue/les, des societes et des personnes morales sont signees par le president, tout administrateur de Ia societe, ou toute autre personne autorisee a cette fin par resolution du conseil d'administration. Tout administrateur ayant cesse d'occuper ce paste par suite de sa demission, de sa destitution ou autrement est autorise a signer au nom de Ia societe et a produire une declaration modificative a l'effet qu'il a cesse d'etre administrateur, a compter de quinze (1S) jours apres Ia date ou cette cessation est survenue, a mains qu'il ne re'roive une preuve que Ia societe a produit une telJe declaration. Eric Dupont President et chef de Ia direction

LES LABORATOIRES IETERNA INC. r CODE OF GENERAL BY-LAWS enacted in accordance with the provisions of the Canada Business Corporations Act Adopted on November 29, 1995

CODE OF GENERAL BY-LAWS
OF THE CORPORATION

TABLE OF CONTENTS

Page

DEFINITIONS

OFFICES AND CORPORATE SEAL

1. Offices 1
2. Seal 1

SHAREHOLDERS

3. Annual Meetings 2
4. Special Meetings 2
5. Place of Meetings 2
6. Notice of Meetings 3
7. Chairman 4
8. Quorum 4
9. Representation at Meetings 4
10. Voting 5
11. Procedure at Meetings 6
12. Scrutineers 6
13. Subsequent Transferees 6
14. Addresses of Shareholders 6
15. Signed Resolution 6

BOARD OF DIRECTORS

16. Number 6
17. Election and Term of Office 6
18. Vacancy 7
19. Replacement 7
20. Qualities Required 7
21. Meetings and Notices 7
22. Participation by Technical Means 8
23. Quorum 8
24. Resignation 9
25. Removal 9
26. Remuneration 9
27. Signed Resolutions 9

28. Powers of Directors 9
29. Irregularity 10
30. Power to Allot Stock and Grant Options 10
31. Power to Declare Dividends 10
32. Use of Property or Information 10
33. Conflicts of Interest 10
34. Contracts with the Company 10

MANAGEMENT

37. Officers 12
38. Chairman of the Board 13
39. President 13
40. Vice-President 13
41. Chief Executive Officer or Managing Director 13
42. Secretary 13
43. Treasurer 13
44. Comptroller 14
45. Removal, Discharge and Resignation 14
46. Remuneration 14

COMMITTEES OF THE BOARD OF DIRECTORS

47. Election 14
48. Chairman, Quorum and Procedure 14
49. Secretary 14
50. Powers 14
51. Proceedings open to the Board 15
52. Meetings 15
53. Remuneration 15
54. Removal and Replacement 15

INDEMNIFICATION OF DIRECTORS AND OFFICERS

55. Indemnity 15
56. Insurance 16

CAPITAL STOCK

57. Share Certificates and Stock Transfers 16
58. Securities Register 16
59. Transfer Agents and Registrars 16
60. Record Date and Closing of Books 16
61. Lost and Destroyed Certificates 17

FISCAL YEAR AND AUDIT 62. Fiscal year . ... . . .. . . . . . . .. . . .. . . . ... . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . 17 63. Audit .. . .. ... . .. . . . ...... . . .. ... .. . . .... . ...... . . . . . . ... ... . .. ... 17 REPRESENTAIION OF THE CORPORATION FOR CERTAIN PVRPOSES 64. 65. 66. 67. Declaration ... .... .. .. . . . . ... .... . .. . . .. .. . . . .... . ........ . . . .. ... . 18 Representation at Meetings . . . . . .. ..... .... .. . . . ... . .............. . .. . 18 Signature of Documents .. . . . . . ............. .. . ....................... 18 Declarations in Register .... . .. .. . . .......... . . . ... ... ............ . .. . 18

CODE OF GENERAL BY LAWS OF THE CORPORATION enacted in accordance with the provisions of the Canada Business Corporations Act DEFINITIONS For the purposes of these by-laws, unless otherwise provided, the following terms or expressions have the meanings set forth hereinbelow: "Act.. means the Canada Business Corporations Act, R.S.C. (1985) ch. C-44;--as well as any amendment that may be made thereto, and any statute that may be substituted therefor. - "Resident Canadian" has the particular meaning ascribed to such expression by the Act. "Ordinary Resolution" means a resolution adopted by the majority of the votes cast by the shareholders entitled to vote in the circumstances concerned, or signed by the aggregate of the shareholders. "Special Resolution" means a resolution adopted by no less than two-thirds of the votes cast by the shareholders entitled to vote in the circumstances concerned, or signed by the aggregate of the shareholders. "Auditor" means the auditor of the Corporation and includes a firm of auditors. OFFICES AND CORPORATE SEAL Office:2. The Corporation may,in addition to its registered office, establish elsewhere within 1. or outside Canada such offices and agencies as the directors may from time to time determine. 2. - The seal of t4e Corporation shall be circular in fonn and s Corporation and the year of its incorporation. If the Corporation has a name consisting of a separated or combined French and English fonn, the seal of the Corporation may have both the French and English forms of the name, or the Corporation may have two (2) seals, equally valid, one (1) showing the French and the other the English form ofthe name. The president, or, if appointed, any vice president, or, if appointed, the chief executive officer, the comptroller, the secretary, the treasurer or any other officer or director so authorized by the directors, shall have authority to affix

-2-the seal of the Corporation to any document requiring the same. The Corporation may, in addition, have for use in any province other than that in which the registered office of the Corporation is situate, or in any territory in Canada, or in any place outside Canada, an official seal which shall be a facsimile of the seal of the Corporation, with the addition on its face of the name of the province, territory or place where it is to be used and the Corporation may, by writing, authorize any person to affix the official seal to any deed or document to which the Corporation is a party in such province, territory or place. When the articles set forth the name of the Corporation in a language other than French or English, for use outside Canada, the Corporation may, in view of such use, have a seal in circular form bearing the name of the Corporation in such other language as wen as the year of its incorporation and including the name of the place where such name is to be used by the Corporation. The Corporation may by writing authorize any person to affix such seal to any deed or doctunent to which it is a party in such place. SHAREHOLDERS 3. Annual Meetings. Subject to the provisions of the Act, the annual meeting of the shareholders of the Corporation shall be held on such date ineach year, at such time and, subject to By-law Number 5, at such place as the board of directors may determine to receive and consider the financial statements with the report of the auditor or auditors, to elect directors, to appoint an auditor or auditors and to fix or to authorize the board of directors to fix his or their remuneration and to consider, deal with and dispose of such other business as may properly come before a meeting of shareholders. Any annual meeting may also constitute a special meeting to take cognizance and dispose of any matter of which a special meeting may take cognizance and dispose. 4. Special MeetiniS. Special meetings of the shareholders may be called at any time by or by order of the president or the board of directors of the Corporation and shall be called when .one or more shareholders who hold at least 20% of the outstanding voting shares so request in accordance with the Act. 5. Place of Meetings. Meetings of the shareholders shall be held at the registered office of the Corporation or at such other place as may be fixed by the bod of directors. However, meetings of the shareholders may not be held outside Canada unless all shareholders entitled to vote thereat so agree in writing, by telegram, telecopy or cable, before or after they have been held or by attending the meetings in person, by proxyholder or in the case of a body corporate or an association by a representative duly authorized in accordance with the provisions of By-law Number 9; nevertheless, a shareholder who attends a meeting held outside Canada is not deemed to have so agreed if he is

3-present for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held. 6. Notice of Meetings. Notice of each annual meeting and of each special meeting of the shareholders shall be delivered to the shareholders entitled to vote thereat, the directors and auditor or auditors or, in the discretion of the person charged with the giving of such notice, mailed by unregistered mail, postage prepaid, cabled, telecopied or telegrammed, addressed to such shareholders, directors and auditor or auditors at their respective addresses as they appear in the books of the Corporation, not less than twenty-one (21) days and not more than fifty (50) days prior to the date ftxed for such meeting. lfthe address of any shareholder, director or auditor does not appear in the books of the Corporation, the notice may be sent as aforesaid to such address as the person sending the notice may consider to be most likely to reach such shareholder, director or auditor promptly. A shareholder and any other person entitled to attend a meeting of shareholders may waive such notice in writing, by telegram, telecopy or cable, before or after the holding of such meeting or by attending the meeting in person, or, in the case of shareholders, by proxyholder or in the case of a body corporate or an association by a representative duly authorized in accordance with the provisions of By-law Nwnber 9; neverthel ss, a person who attends such a meeting is not deemed to have waived the right to notice of the meeting when he so attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held. Such notice shall indicate the time, date and place of each meeting. The notice of an annual meeting may, but need not necessarily, set forth the nature of the business that will constitute the agenda thereof, when any such meeting is convened only to consider the financial statements and the auditor's report, to elect the directors and to renew the term of office of the auditor. The notice of a special meeting shall set forth: (a) the nature of the business that will constitute the agenda of the meeting in sufficient detail to enable the shareholders to form a reasoned judgment thereon and (b) the text of any special resolution to be submitted to the meeting. It is not necessary to give notice of the reconvening of an adjourned meeting other than by announcement at the earliest meeting that is adjourned; a new notice of meeting is, however, required if the meeting of shareholders is adjourned one (1) or more times for an aggregate of thirty (30) days or more. The signature to any notice of meeting may be written, stamped, typewritten, printed or otherwise mechanically reproduced thereon. A certificate of the secretary or of any other duly authorized officer of the Corporation in office at the time of the making of the certificate or of any officer, transfer agent or registrar of transfers of shares of the Corporation shall be conclusive evidence of the delivery t mailing, cabling,

-4-telecopying or telegramming of such notice of meeting and shall be binding on every person entitled to receive notice thereof. 7. Chainnan. The president of the Corporation, or such other person as may from time to time be appointed for the purpose by the board of directors, shall preside at meetings of shareholders. 8. Quorum.A quorum of shareholders is present at an annual or special meeting of shareholders, regardless of the number of persons present in person at the meeting, if the holder or holders of shares representing at least twenty percent (20%) of the outstanding voting shares at such meeting are present in person or represented in accordance with By-law Number 9 hereinbelow. If a quorum is present at the opening of the meeting, the shareholders present or represented may proceed with the business of the meeting, notwithstanding the fact that a quorum is not present throughout the meeting. · If a quorum is not present within thirty (30) minutes of the time for which such meeting is convened, the shareholders present or represented shall adjourn the meeting to another time and place but may not transact any other business. If a quorum is reached at the reconvening of the meeting so adjourned, the meeting may then proceed to examine and dispose of the business for which it was called. If at the time of the reconvening of the meeting so adjourned there is not a quorum, the meeting shall again be adjourned or, if the time limits set forth in By-law Number 6 have expired, a new meeting shall be called. In the case where the Act, the articles or any by-law of the Corporation require or permit the vote by class ofholders of a given class of shares of the share capital of the Corporation, the quorum at any meeting will be one or more persons representing twenty percent (20%) of the outstanding shares of such class. If the quorum is not reached within thirty (30) minutes of the time for which such a meeting of a class of shareholders is convened, the shareholders of the class who are present or represented shall adjourn such meeting to another date and place, but they may not deal with any other business. If the quorum is reached at the reconvening of the meeting so adjourned, the meeting may them proceed to consider and dispose of the matters for which it had been convened.. If the quorum is not reached at the resumption of the adjourned meeting, such meeting shall again be adjourned or, if the time limits set out in By-Law Number 6 have expired, a new meeting shall be convened. Representation at Meetinas. Shareholders shall be entitled to vote in person or, if a body 9. corporate or an association, by a representative duly authorized by resolution of the board of directors or the board of directors of such body corporate or association. Shareholders shall also be entitled to vote by proxyholder or by one or more alternative proxyholders, who need not be shareholders; the proxyholder shall attend the meeting, vote thereat and otherwise act in the manner and to the extent authorized and with the authority conferred by the proxy.

- 5 -

A proxy shall be signed by the shareholder or by his agent authorized in writing and such signature need not be witnessed.

A proxy is valid only at the meeting in respect of which it is given or any reconvening thereof.

The instrument appointing a proxyholder may, except in cases where the Act otherwise provides, be in the following form or in any other appropriate form:

> "I/We, the undersigned, shareholders of Les Laboratoires Æterna Inc., hereby appoint and constitute or, failing him, (or ), my/our agent(s), representative(s) and proxies with full power and authority to attend, vote and otherwise act for me/us on my/our behalf and in my/our stead at the annual (or special) meeting of the shareholders of the Corporation, which takes place at on the day of 19 (20 ) and at any adjournment thereof, with full power of substitution; I/we, the undersigned, hereby revoke any other proxy given by me/us, the undersigned, which may be used at any meeting or any adjournment thereof. The agent, representative and proxyholder hereby appointed and constituted is authorized to sign all waivers of the notice concerning the aforementioned meeting and all adjournments thereof.
>
> Given this day of 19 (20 )."

The board of directors may, in the notice of a meeting of shareholders set forth a date and a time, which shall not be prior to over 48 hours, excluding Saturdays and statutory holidays, to the meeting or its reconvening in the event of adjournment, a date prior to which the proxies to be used at such meeting shall be deposited with the Corporation or its agent

The board of directors may also permit particulars of proxies for use at or in connection with any such meeting which have been deposited with the Corporation or its agent at a place other than the place of such meeting to be cabled, telecopied or telegrammed to the secretary of the Corporation prior to such meeting. In such event, such proxies, if otherwise in order, shall be valid and any votes cast in accordance therewith shall be counted.

10. Voting. Every question submitted to any meeting of shareholders shall be decided by a show of hands unless a voice vote or a vote by secret ballot is ordered or required in the manner set out in the paragraphs hereinbelow.

The chairman of any meeting may, in his discretion, order a voice vote or secret ballot. Moreover, any shareholder or its representative may, either before or after any vote by a show of hands, require a voice vote or secret ballot on any question at any time before or after a vote by a show of hands is taken. Such a demand for a ballot may be withdrawn.

-6-If at any meeting a secret ballot is to be taken, it shall be taken in such marmer and either at once or after adjowrunent as the chairman directs. The result of a secret ballot shall be deemed to be a resolution of the meeting at which the ballot was taken whether or not a vote by a show of hands or a voice vote was taken on the same question. At all meetings of shareholders, every shareholder entitled to vote thereat, whether present in person or represented, shall be entitled to one vote for each voting share at such meeting; if, however, pursuant to the Act or the articles of the Corporation another ratio of voting rights is established, the voting rights shall be as determined by such other ratio. The acts of the shareholders, their representatives and their proxyholders casting a majority of the votes in respect of shares so represented shall be the acts of the shareholders, except where a greater majority than a simple majority is required by the Act or the articles of the Corporation. 11. Procedure at Meetings. The chairman of any meeting of shareholders shall conduct the procedure thereat in all respects and his decision on all matters, including, but without in any manner limiting the generality of the foregoing, any question regarding the validity or invalidity of any proxy, shall be conclusive and binding upon the shareholders. A declaration by the chairman at any meeting that a resolution has been carried or carried unanimously or carried by any particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The directors of the Corporation are entitled, in such sole capacity, to attend meetings of the shareholders and speak thereat. 12. Scrutineers. The chairman of any meeting of shareholders may appoint two persons, who may but need not be directors, officers, employees or shareholders of the Corporation, to act as scrutineers at such meeting. 13. SubseQuent Transferees. Every person who, by operation of the Act, transfer or any other means whatsoever, becomes entitled to any share, shall be bound by every notice given in respect of such share which, prior to the entry of his name and address on the register, is given to the person whose name appears on the register at the time such notice is sent. 14. Addresses ofSharebolders. Every shareholder shall finnish the Corporation with an address to or at which all cori>orate notices intended for such shareholder may be sent as provided in By-law Number6. Signed Resolution. Except incases prohibited by the Act, a resolution in writing signed by 15. all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been cast at a meeting of the shareholders.

-7-A copy of every resolution referred to in the preceding paragraph shall be kept with the minutes of the meetings of shareholders. BOARD OF DIRECTORS 16. Number. The board of directors shall be composed of such number of directors as may be determined from time to time by the directors, subject to the minimum number and the maximum number of directors set out in the articles of the Corporation. 17. Election and Tenn of Office. Except (i) if the articles of the Corporation provide for cumulative.voting, in which case the provisions of the Act in such respect apply, (ii) .when the articles confer upon the holders of a class or a series of shares the exclusive right to elect one or more directors, in which case, the provisions of the articles shall prevail, (iii) when the appointment of a director to an office of director that has become vacant is otherwise provided for, or (iv) when the election of additional directors is otherwise provided for, in which case the relevant provisions of the articles shall apply, each director shall be elected by a majority of votes cast at the arulUal meeting at which an election of directors is required. A vote by secret ballot shall not be necessary for the election of the directors of the Corporation unless it is required by person attending and entitled to vote at the meeting at which such election takes place. Each director so elected shall hold office until the election of his successor except in the case of a resignation or if his office becomes vacant by death or otherwise. 18. Vacancy. The office of a director shall be automatically vacated: (a) if he dies; (b) if he resigns his office, at the time such resignation takes effect; ifbe is removed in accordance with the Act and no one is appointed to replace him at the meeting of the shareholders during which be is so removed; (c) (d) ceases to be qualified as a director. 19. Replacement. Subject to the provisions of the As:t, if a vacancy occurs on the board of directors, including a vacancy caused by an increase in the number of directors, the remaining directors, if they constitute a quorum, may appoint a qualified person to fill such a vacancy, or the unexpired term of office. In the absence of a quorum, the remaining direcotrs shall immediately convene a special meeting of the directors in order to fill such vacancy, in accordance with section 111 of the Act.

- 8-20. Qualities Required. No person shall be qualified for election as a director if he is less than eighteen (18) years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual; if he has the status of a bankrupt, or if a court prohibits him from holding the office of director. A director need not be a shareholder. A majority of the directors shall be composed of Resident Canadians, unless otherwise set forth in the Act. If the Corporation is a corporation that makes a public distribution of its securities, at least two-thirds of its directors· shall not be officers or employees of the Corporation or its subsidiaries. A retiring director, if is otherwise qualified, shall be eligible for re-election. 21. Meetings and Notices. Immediately after the annual meeting of shareholders in each year, a meeting of the directors who are then present shall be held without further notice, provided a quorum is present, for the appointment of the officers of the Corporation; such meeting may transact such other business as may properly come before it. ... Meetings of the board of directors may be called by or by the order of the chairman of the board, if any, or, by or by the order of the president of the Corporation or, by or by the order of a vice-president of the Corporation, if he is also a director, or, by or by the order of any two directors, and may be held at any place within or outside Canada. Notice specifying the place, date and time of each such meeting shall be delivered to each director or left at his residence or place of business, or shall be mailed by unregistered mail, postage prepaid, or telegrammed, telecopied or cabled to each director at his respective address as it appears in the books of the Corporation at least two days prior to the date fixed for such meeting. If the address of any director does not appear in the books of the Corporation, then such notice may be sent as aforesaid to such address as the person sending the notice may consider to be most likely to reach such director promptly. The board of directors may from time to time provide for the holding of regular meetings of the board of directors at such place, within or outside Canada, with or without notice, as may be determined by a resolution passed to such effect. Except in respect of questions or matters set forth in section 153(3) of the Act, including inter alia, the declaration of dividends, the issue of securities, the acquisition of shares issued by the Corporation, the approval of the annual financial statements, vacancies on the board of directors or in the office of auditor and the adoption, amendment or revocation of the by-laws. No notice of the date, time and place of any meeting of the board of directors need be given to any director who waives notice thereof, either in writing, by telegram, by telecopy or by cable before or after the holding thereof or who is present thereat; nevertheless, a director's presence at such meeting shall not constitute a waiver of notice if the director so attends for the express purpose of objecting to the transaction of any business on the ounds that the meeting is not lawfully constituted. It is not necessary to give notice of the reconvening of an adjourned meeting if the date, time and place of the reconvening of such meeting are announced at the initial meeting. -

-9-22. Participation by Technical Means. The directors may, if all are in agreement, participate in a meeting of the board of directors using technical means, including the telephone, enabling all participants to communicate orally amongst themselves. A director participating in a meeting using such means shall be deemed to have attended the meeting. 23. Quorum. A majority of the number of directors of whom the board is composed shall constitute a quorum for a meeting of the board of directors. When the quorum is reached, the directors may exercise their powers notwithstanding any vacancy on the board; however, no matter shall be dealt with unless the number of directors present who are Resident Canadians is as set out in the Act. Questions raised at any meeting of the directors shall be decided by a majority of the votes of the directors present. In the case of an equality of votes, the chairman of the board shall be entitled to one (1) casting vote. 24. Resignation. A director may resign at any time from his office, by sending his written resignation to the president or the secretary of the Corporation at the Corporation's head office or by remitting such written resignation at a meeting of the board of directors. The resignation shall take effect on the date of its sending or its remittance or on such subsequent date as may be indicated therein. 25. Removal. Subject to the articles of the Corporation, any director may be removed by Ordinary Resolution at a special meeting of the shareholders. The removal, as well as the election, of a director shall be at the discretion of the shareholders. It may be done at any time and need not be based on any particular reasons, whether serious or not. Neither the Corporation nor the shareholders voting in favour or the removal shall incur any liability toward a director by the mere fact of his removal, even if there be no grounds therefor. A director who is infonned of his imminent removal may, in a written declaration, set forth to the Corporation the reason for his objection to such removal, and the Corporation shall forward such written declaration to the shareholders entitled to vote in the circumstances concerned. 26. Remuneration. The remuneration to be paid to the directors shall be as fixed by resolution of the board of directors from time to time or by a committee to which the directors may delegate the power to so do. Such remuneration shall be in addition to the salary or remuneration received as such by an officer, an employee or a supplier of services to the Corporation who is also a director. The directors may also be reimbursed for such travelling and other expenses as may be incurred by them in connection with the business of the Corporation. In addition, the directors may, by resolution, provide special remuneration to any director who undertakes on behalf of the Corporation any special service other than the work a director is normally required to perform for the Corporation.

- 10-27. Signed Resolutions.·A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors or of a committee of the board of directors is as valid as if it had been passed at a meeting of the directors or of a committee of the board of directors. A copy of every resolution referred to in the preceding paragraph shall be kept with the minutes of the meetings of the directors or of a committee of the board of directors. 28. Powers of Directors. The directors of the Corporation shall manage and administer the business and affairs of the Corporation and shall exercise all such powers and authority as the Corporation is authorized to exercise pursuant to the Act, the articles and the by-laws and as are not by the Act, the articles or the by-laws required to be exercised exclusively by the shareholders or with the consent thereof. 29. Irregularity. Notwithstanding that it be afterwards discovered that there was some defect in the election of the board of directors or the appointment of the officers of the Corporation or notwithstanding the discovery of an apparent irregularity in the election of any person acting as director or in his qualification, all acts of the board of directors or of any person acting as director or officer shall be as valid and binding upon the Corporation as if every such board or person had been duly elected or appointed and had been duly qualified. 30. Power to Allot Stock and Grant Options. Subject to the provisions of the articles of the Corporation restricting the issue and allotment of the shares of the capital stock of the Corporation, the board of directors may, from time to time, accept subscriptions, allot, issue all or part of the unissued shares of the Corporation, grant options in respect of such shares or otherwise dispose thereof to such persons, on such terms and conditions and for such consideration and in such manner not contrary to the Act or the articles of the Corporation as the directors think fit. 31. Power to Peclare Dividends. The board of directors may, from time to time as it may deem advisable and to the extent permitted by the Act, declare and pay to the shareholders, according to their rights, dividends in money or property or in the fonn of shares of the Corporation. Transfers of shares shall not transfer the right to dividends declared thereon before the registration of such transfers. In the event that two or more persons are registered as joint holders of any share, any one of such persons may give effective acquittance for all dividends in respect of such share. Use ofPrqperty or Infounation. Any director is required, in the exercise of his duties, to act 32. with integrity and good faith in the best interests of the Corporation. He may not, in particular, mingle or use the property of the Corporation or any infonnation he obtains by reason of his duties, for his profit or for the profit of a third party, unless he is expressly and specifically authorized to so do by the shareholders of the Corporation.

- 11 - 33. Conflicts of Interest. Each director shall avoid placing himself in a situation of conflict between his personal interest and his obligations as a director of the Corporation. He shall promptly disclose to the Corporation any interest he has in any undertaking or association that is likely to place him in a situation of conflict of interest, as well as the rights he may assert thereagainst, indicating, should such be the case, the nature and value thereof. Such disclosure of interest shall be entered in the minutes of the meetings of the board of _ directors or the resolution signed in its place and stead. At the request of the president or any director, the director placed in a situation of conflict of interest shall leave the meeting while the board of directors discusses such matter. 34. Contracts with the Company. A director or an officer may, even in perfonning his duties, be a party to a material contract with the Corporation, or be a director, an officer or a holder of a material interest in a body corporate that is a party to such contract. He shall then disclose, in writing to the Corporation, in accordance with section 120 of the Act, the nature and extent of his interest in such contract, or request that same be entered in the minutes of the meetings of the board of directors, even if such contract, in connection with the normal business activity of the Corporation, does not require the approval of either the directors or the shareholders. A general notice that the director or officer is a director, an officer or a holder of a material_interest in a body corporate, and that he is to be considered as having an interest in any contract entered into with it, shall constitute sufficient disclosure for the purposes of this by-law. A director who is so interested in a contract shall abstain from the discussion and voting on this resolution to have the contract approved, unless the contract is one set out in section 120(5) of the Act, namely a contract relating primarily to the remuneration or indemnification of such director or is entered into with an affiliate of the Corporation. At the request of the president or any director, the interested director shall leave the meeting while the board of directors discusses and votes on the contract concerned. . Neither the Company nor any of its shareholders may contest the validity of a contract entered into with a director or an officer of the Corporation, or with a body corporate in which such director or officer is a director, an officer or a holder or a material interest, for such sole reasons, as long as such director or officer has disclosed its interest as aforementioned, the board of directors or the shareholders of the Corporation have approved the contract and such contract was, at such time, equitable for the Corporation. MANAGEMENT

- 12-35. Officers. The management of the Corporation shall be composed of such officers as the board of directors may from time to time deem necessary to appoint, including the chairman of the board of directors, if appointed, the president, one of more vice-presidents, the managing director or the chief executive officer, the comptroller, the secretary and the treasurer. Subject to the powers which, pursuant to the Act, may be exercised only by the board of directors, the president and, if appointed, the other officers of the Corporation shall exercise respectively the powers and authority and perform such duties as may from to time be prescribed by the board of directors in addition to those specified in this regulation. The same person may hold two or more offices in the management ofthe Corporation. No officerofthe Corporation, with the exception of the chainnan of the board of directors, if any, the managing director, if appointed, and the president, need be a director of the Corporation. The board of directors may also from time to time appoint other agents, officers and employees of the Corporation, within or outside Canada, who may be given such titles and who shall exercise such powers and authority (including the power of sub-delegation) and perform such managerial duties or other duties as the board of directors may from time to time determine. In case of the absence of any officer or employee of the Corporation or for any other reason that the directors may deem sufficient, the board of directors may delegate temporarily the powers and authority of such officer or employee to any other officer, employee or director of the Corporation. 36. Chairman of the Board. The chairman of the board shall preside at all meetings of the board of directors and shall exercise such other powers and authority and perform such other duties which the directors may from time to time prescribe. 37. President. The president is the principal officer of the Corporation and, subject to the control of the board of directors, shall supervise, administer and manage the business and affairs of the Corporation generally. The president shall preside at all meetings of the shareholders, unless otherwise determined by the board of directors, and in the event of the absence, inability or failure of the chairman of the board to act, the president, or in the event of its absence, one of the vice presidents, shall preside at all meetings of the board of directors. The president shall exercise such other powers and authority and perform such other duties as may from time to time be prescribed by the directors of the Corporation. 38. Vice-President. The vice-president, or if more than one, the vice-presidents, shall exercise such powers and authority and perform such duties as may.from time to time be prescribed by the board of directors or the president. 39. Chief Executive Officer or Managjna Director. The chief executive officer shall, subject to the control of the president, manage the operations of the Corporation generally, and shall exercise such other powers and authority and perform such other duties as may from time to time be prescribed by the board of directors.

• 13. The managing director shall be a Resident Canadian and a director. The board of directors may delegate to such managing director all of the powers of the board except the powers that a managing director is not entitled to exercise pursuant to the Act. 40. Secretary. The secretary shall attend to the giving of all notices of the Corporation. He shall keep the minutes of all meetings of the board of directors, all the committees of the board of directors ina book or books to be kept for that purpose. He shall keep in safe custody the corporate seal of the Corporation. He shall have charge of the records of the Corporation including books containing the names and addresses of the members of the board of directors of the Corporation, together with copies of all reports made by the Corporation and such other books and papers as the board of directors may direct. He shall be responsible for the keeping and filing of all books, reports, certificates and all other documents required by the Act to be kept and filed by the Corporation. He shall be subject to the control of the president and shall exercise such other powers and authd"rity and perform such other duties as may from time to time be prescribed by the board of directors or the president. Assistant-secretaries may perform any of the duties of the secretary. 41. Treasurer. The treasurer shall have general charge of the finances of the Corporation. He shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such banks or other depositories as the board of directors may from time to time designate; he shall render to the president and to the board of directors, whenever so directed, an account of the financial situation of the Corporation and of all his transactions as treasurer; as soon as possible after the close of each fiscal year he shall prepare and submit to the president and to the board of directors a like report for such fiscal year. He shall have charge and custody of and be responsible for the keeping of the books of account. He shall be subject to the control of the president and shall exercise such other powers and authority and perform such other duties as may from time to time be prescribed by the board of directors or by the president. Assistant·treasurers may perform any of the duties of the treasurer. 42. Comptroller. The comptroller shall, subject to the control of the president and treasurer, exercise such powers and authority as may from time to time be prescribed by the board of directors, the president or the treasurer, failing which he shall act as the chief accounting officer of the Corporation. 43. Removal. Discharge and Resignation. The directors may, by the affirmative vote of the majority of the board of directors, remove any officer with or without cause at any time, unless the resolution or contract providing for his appointment stipulates otherwise. Aity agent or employee who is not an officer of the Corporation may be discharged by the president or any other officer autorized by the president, with or without cause at any time, unless the contract providing for his employment stipulates otherwise. Any officer may resign as such at any time by remitting his

- 14-resignation in writing to the president or secretary of the Corporation or at a meeting of the board of directors, unless otherwise agreed to the contrary. 44. Remuneration. The remuneration, if any, to be paid to all of the officers shall be fixed from time to time by a resolution of the board of directors. COMMITTEES OF THE BOARD OF DIRECTORS 45. Election. The board of directors may, from time to time, appoint from amongst their number committees of the board of directors, however designated, containing such proportion of Resident Canadians as may be required by the Act. r 46. Chairman. Quorum and Procedure. Any committee of the board of directors shall have power to appoint a chainnan and a vice-chainnan, to fix its quorum, which quorum shall consist of not less than a majority of its members, and to determine its procedure. 47. Secretazy. The secretary of the Corporation shall act as secretary of each committee of directors unless some other secretary be appointed by the committee. 48. Powers. The board of directors may delegate to any such committee of the board of directors any of the powers of the board except those which pursuant to the Act a committee of the board of directors has no authority to exercise. 49. Proceedings open to the Board. All proceedings of committees of the board of directors shall be open to the examination of the board of board of directors of the Corporation and shall be reported to the board of directors if and when the board of directors so directs. 50. MeetinKS. Meetings of committees of the board of directors may be held at the registered office of the Corporation or at such other place within or outside Canada as a committee may from tune to time determine. Meetings of a committee may be called by or by the order of the president, the chairman of the committee, the vice-chairman or any two members thereof. 51. Remuneration. The members of a committee of the board of directors shall be entitled to receive such remuneration for their services as members of the committee as the directors may from time to time determine. 52. Removal and Replacement. The directors may from time to time remove any member of a committee of the board of directors from office. The board of directors may also from time to time fill any vacancy which may occur in the membership of a committee.

- 15-INQEMNIFICATION OF DIRECTORS AND OFFICERS 53. Indemnity. Subject to the limitations provided by the Act, the Corporation shall indemnify a director or an officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, losses, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incWTed by hiin in respect of any civil, cruninal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, provided: (a) he acted honestly and in good faith in the best interests of the Corporation; and (b) in the case of a criminal or an admi.nistrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds to believe that his conduct was lawful. The directors of the Corporation are hereby authorized to indemnify from time to time any director or other person who has assumed or is about to assume in the normal course of business any liability for the Corporation or for any corporation controlJed by the Corporation, and to secure such director or other person against any loss by the pledge of all or part of the movable or immovable property of the Corporation through the creation of a hypothec or any other real right in all or part of such property or in any other manner. 54. Insurance. To the extent permitted by the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to above against any such liability as the board of directors may from time to time determine. CAPITAL STOCK 55. ·share Certificates and Stock Transfers. Certificates representing shares of the share capital of the Corporation shall bear the signature of the president or a vice-president and the secretary. The signature of the president or vice-president may be engraved, lithographed or otherwise mechanically reproduced thereon and the signature of the secretary may also be engraved, lithographed or otherwise mechanically reproduced. Any certificates bearing the·facsimile reproduction of the signatures of such authorized officers shall be deemed to have been manually signed by them and shall be as valid to all intents and purposes as if it had been so manually signed notwithstanding that the persons whose signatures are so reproduced shall have ceased to be officers of the Corporation

- 16-on the date of such certificate or at the time that it is issued. Each share certificate shall include all restrictions pertaining to its transfer and all other notations required by the Act. 56. Securities Register. A central securities register shall be maintained by the Corporation or its agent at the registered office or at any other place in Canada designated by the directors. The directors may from time to time provide that one (1) or more branch securities registers shall be maintained at such places within Canada or-elsewhere as may be designated by a resolution and may appoint officers or agents to maintain the same and to effect and record therein transfers of shares of the share capital of the Corporation. 57. Transfer Agents and Registrars. Agents of the Corporation charged with the maintenance of the central and/or branch securities registers may be designated as transfer agents and/or registrars of transfers, according to their functions. The board of directors may at any time terminate the appointment of such transfer agents and/or registrars. 58. Record Date and Closing of Books. Subject to compliance with the Act pertaining to notification, the directors may fix in advance, by resolution, a date not exceeding fifty (50) days preceding the date for payment of a dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares of the share capital of the Corporation shall go into effect as the record date for the determination of the shareholders entitled to receive payment of such dividend, the allotment of such rights or the exercise of such rights in respect of such change, conversion or exchange of the share capital of the Corporation with the effect that only the shareholders of record on the date so fixed by the directors shall be entitled to receive payment of such dividend or allotment of rights or to exercise such rights, as the case may be, notwithstanding a transfer of any shares on the books of the Corporation after such record date. 59. Lost and Destroyed Certificates. The directors may, upon such terms and conditions as to indenmity and otherwise as they may deem advisable, direct that a new certificate or certificates of shares be issued to replace any certificate or certificates of shares theretofore issued by the Corporation that have been worn out, lost, stolen or destroyed. The board of directors, when authorizing the issue of such new certificate or certificates, may, in their discretion, and as a condition precedent thereto, require the owner of such worn-out, lost, stolen or destroyed certificate or his legal representatives to give to the Corporation and/or transfer agent or transfer agents and to such registrar or registrars, as may be authorized or required to countersign such new certificate or certificates, a bond insuch sum as they may direct, as indemnity against any claim that may be made against them or either of them for or in respect of the shares represented by such certificates alleged to have been worn out, lost, stolen or destroyed. FISCAL YEAR AND AUDIT

- 17-60. Fiscal Year. The period for the fiscal year of the Corporation shall be determined from time to time by the directors. A.wlli. Except in cases otherwise prescribed by the Act, the shareholders, at each annual 61. meeting, shall appoint an auditor or auditors to hold office until the next annual meeting and until the appointment of his or their successor or successors, unless he or they resign or his or their office becomes vacant by his or their death. At least once in every fiscal year, such auditor or auditors shall examine the accounts of the Corporation and the financial statements to be presented at the annual meeting and shall report thereon to the shareholders. The auditor's remuneration shall be fixed by the audit cqmmittee or the board of directors, if such power is not exercised by the shareholders. The auditor shall be independent of the Corporation, its affiliates or their directors or officers, in accordance with the Act. The auditor may be removed at any time by the shareholders in a special meeting. A vacancy·created by the removal of the auditor may be filled by the shareholders, at the meeting at which the auditor was removed, or, if not so filled, by the board of directors. Any other vacancy in the office of auditor will be filled by the board of directors, in accordance with section 166 of the Act. REPRESENTATION OF THE CORPORATION FOR CERTAIN PURPOSES 62. Declaration. The president, any vice-president, the managing director, the chief executive officer, the comptroller, the secretary and the treasurer or any one of them or any other officer or person thereunto authorized by the directors is authorized and empowered to make answer for the Corporation to all writs, orders and interrogatories upon articulated facts issued out of any Court, to answer and/or oppose for and on behalf of the Corporation all seizures and to declare for and on behalf of the Corporation to writs of attachment by manner of garnishment in which the Corporation is garnishee, to make all affidavits and sworn declarations in connection therewith or in connection with any judicial proceedings to which the Corporation is a party, to make petitions for winding-up, sequestration or bankruptcy against any debtor of the Corporation, to attend and vote at all meetings of creditors of the Corporation•s debt.ors and to grant proxies in connection therewith. 63. Representation at Meetings. The president,any vice-president, the managing director, the chief executive officer, the secretary and the treasurer, or any one of them or any other p rson thereWlto authorized by the chairman of the board shall represent the Corporation, attend and vote at any meeting of shareholders or members of any finn, company, corporation or syndicate in which the Corporation holds shares or is otherwise interested, and any action taken and/or vote cast by them or one of them at any such meeting shall be deemed to be the act and/or vote of the Corporation. Any two of the president, any vice-president, the managing director, the chief executive officer, the secretary and the treasurer shall moreover be empowered to authorize any per on (whether an officer of the Corporation or not) to attend, vote and otherwise act at all meetings of

- 18-shareholders or members of any finn, company, corporation or syndicate in which the Corporation holds shares or is otherwise interested, and for this purpose, such officers shall be authorized to execute and to deliver from time to time for and on behalf and in the name of the Corporation a proxy in such form and terms as such officers see fit, including therein, but without in any way limiting or restricting the generality of the foregoing, provision for the appointment of a substitute proxyholder and the revocation of all proxies given by the Corporation prior thereto with respect to any such meeting. 64. Signature of Documents. The contracts, documents, written acts, including acquittances and discharges, requiring the signature of the Corporation may be validly signed by the president alone, or by one person designated by the president and hence be binding on the Corporation: any vice president, the managing director or the chief executive officer, the secretary and the treasurer. The board of directors may also designate any other person to sign and deliver on behalf of the Corporation all contracts, documents and written acts, and such authorization may be given by resolution in general or specific terms. 65. Declarations in Register. The declarations to filed with the Inspector General of financial Institutions in accordance with the Act respecting the legal publicity of sole proprietorships, partnerships and legal persons shall be signed by the president, any director of the Corporation, or any other person authorized for such purpose by resolution of the board of directors. Any director who has ceased to hold such office as a result of his dismissal or removal or who is otherwise authorized to sign on behalf of the Corporation and file an amending declaration to the effect that he has ceased to be a director, commencing fifteen (15) days after the date on which such cessation occurred, unless he receives proof that the Co ation has file 1 Eric Dupont President and Chief Executive Officer

ATTESTATION Je, soussigne, Luc Dupont, Vice-president, Operations et Finances et secretaire de Les Laboratoires .IEtema Inc., certifie par la presente que le document joint a Ia presente attestation constitue tme copie exacte et conforme du code de reglements generaux de Les Laboratoires .IEtema Inc. MONTREAL, ce 19ejour de decembre 1995 .. Lqe{>upont